AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2001

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                      INTERNATIONAL COSMETICS MARKETING CO.
                 (Name of Small Business Issuer in Its Charter)


            Florida                         422990                65-0598868
            -------                         ------                ----------
(State or Other Jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)      Classification Number)   Identification No.)

                       6501 NW Park of Commerce Boulevard
                                    Suite 205
                            Boca Raton, Florida 33487
                                  (561)999-8878
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                                Mr. Sonny Spoden
                             Chief Financial Officer
                       6501 NW Park of Commerce Boulevard
                                    Suite 205
                            Boca Raton, Florida 33487
                                  (561)999-8878
            (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------
                        Copies of all communications to:

                             Roxanne K. Beilly, Esq.
                              Atlas Pearlman, P.A.
                           350 East Las Olas Boulevard
                                   Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




                                                   CALCULATION OF REGISTRATION FEE

                                                                 Proposed                 Proposed
   Title of Each                                                 Maximum                  Maximum
Class of Securities                      Amount to be          Offering Price             Aggregate              Amount of
  to be Registered                         Registered             Per Security           Offering Price        Registration Fee
--------------------                     ---------------       -----------------         ---------------       ----------------

Common stock, par value
$.001 per share(1)                          3,744,221                $1.30                    $4,867,487           $1,217

Total Registration Fee                                                                                             $1,217


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on November 30, 2001.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     Subject to Completion December 6, 2001



PROSPECTUS


                      INTERNATIONAL COSMETICS MARKETING CO.

                        3,744,221 Shares of Common Stock


         This prospectus relates to 3,744,221 shares of our common stock which may be offered by certain selling security holders, which includes 1,360,880 shares of our common stock issuable upon the exercise of currently outstanding options and warrants.

         We will not receive any proceeds from the sale of shares of our common stock offered hereunder. The shares may be offered in transactions on the OTC Bulletin Board, in negotiated transactions, or through a combination of such methods of distribution at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "SASN". On November 30, 2001, the last sale price for our common stock was $1.30.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       _________________________________


                The date of this prospectus is ____________, 2001

                               PROSPECTUS SUMMARY

         We developed and have recently begun distributing a new line of skin care and sun care products branded with the "Beverly Sassoon" name. We began our operations in late 1999 and following the initial test phase from December 1999 through February 2001 using a network marketing distribution model, we developed products for retail distribution. In the fourth quarter of fiscal 2001, we received orders from a major discount retailer for skin care products and subsequently sun care products. We are currently developing public relations and marketing campaigns to support the debut of the new line of products.

         Our offices are located at 6501 N. W. Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487, and our telephone number is 561-999-8878. Our fiscal year is June 30. The information contained on our website is not part of this prospectus.

The Offering

Common Stock Offered by
Selling Security holders                                      3,744,221 shares

Common Stock Outstanding:
         Prior to the Offering                                6,848,313 shares
         After the Offering                                   8,209,193 shares

         In the above table, the number of shares of our common stock offered by the selling security holders includes 1,360,880 shares issuable upon the exercise of outstanding options and warrants, and the common stock outstanding after the offering assumes the exercise of these securities. The warrant holders and option holders, however, are under no obligation to exercise these securities.

                             Selected Financial Data

         The following summary of our financial information has been derived from our financial statements that are included in this prospectus.

Statement of Operations Data:

                                                 Fiscal Years Ended                        Three Months Ended
                                                      June 30,                                September 30,
                                              -------------------------                  ------------------------
                                                2001              2000                    2001              2000
                                                ----              ----                    ----              ----

Net sales                                   $  1,206,369      $  1,955,710              $ 648,750         $ 699,021
Gross profit                                $    409,567      $    800,437              $ 390,000         $ 442,472
Total operating expenses                    $  4,085,582      $  2,797,186              $ 521,796         $ 759,973


                                        2


Operating loss                              $( 3,676,015)     $( 1,996,749)             $(131,796)        $(317,501)
Net loss                                    $( 3,833,068)     $( 1,949,135)             $(135,657)        $(292,306)
Net loss per share                          $      (0.76)     $      (0.38)             $   (0.02)        $   (0.06)
Weighted average common
   shares outstanding                          5,043,032         5,096,822              5,805,044         4,749,208


Balance Sheet Data:

                                               June 30, 2001              September 30, 2001
                                               -------------              ------------------
                                                                              (unaudited)

Total current assets                           $   435,633                    $1,975,058
Total current liabilities                      $ 1,263,603                    $1,514,923
Working capital (deficit)                      $  (827,970)                   $  460,135
Total assets                                   $   760,346                    $2,292,594
Total liabilities                              $ 1,368,603                    $1,619,923
Total stockholders'
    equity (deficiency)                        $  (608,257)                   $  672,671

                                  RISK FACTORS

         An investment in our securities is speculative in nature and involves a high degree of risk. The following material risk factors should be considered carefully in evaluating International Cosmetics Marketing and our business before purchasing our securities.

         WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES WHICH MAY RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS.

         We have incurred operating losses since our inception and we have an accumulated deficit of $5,925,976 at September 30, 2001. For the years ended June 30, 2001 and 2000, we incurred net losses of $3,833,068 and $1,949,135, respectively, and for the three months ended September 30, 2001, we incurred a net loss of $135,657. Our liquidity has substantially diminished because of these continuing operating losses. Our future profitability will depend on substantial increases in revenues from operations. There can be no assurance that future revenues will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable. We may experience significant liquidity and cash flow problems which will require us to raise additional capital to continue operations if we are not able to substantially increase our revenues. We cannot guarantee that future revenues will grow sufficiently to generate positive cash flow or otherwise enable us to become profitable.

         DURING FISCAL 2002 OUR REVENUES HAVE BEEN MATERIALLY DEPENDANT ON SALES TO A MAJOR DISCOUNT RETAILER. SALES OF OUR PRODUCT BY THIS CUSTOMER HAVE BEEN LESS THAN PROJECTED AND WE DO NOT EXPECT THE CUSTOMER TO REORDER OUR PRODUCTS. WE ARE NOW DEPENDENT UPON SALES TO ONE CUSTOMER FOR OUR REVENUES. THE LOSS OF THESE CUSTOMERS WILL MATERIALLY EFFECT OUR RESULTS OF OPERATIONS IN FUTURE PERIODS.

         Following our initial test phase from December 1999 through February 2001 using a network marketing method of distribution, we developed products for retail distribution. In the fourth quarter of fiscal 2001, we received initial orders from a major discount retailer for a line of seven skin care products for delivery starting in July 2001. Since June 30, 2001, substantially all of our net sales have been derived from sales to this customer. We do not have a contract with this customer, and we do not expect that this customer will place reorders for our products. During the first quarter of fiscal 2002, this customer requested allowances for certain retail price reductions on products purchased from us, and to return certain products for refund. We do not believe we are obligated for these costs. Our financial statements for the three months ended September 30, 2001 do not contain any provision for sales returns and allowances. The loss of sales to this customer will have a material adverse affect on our results of operations in future periods until such time as we are able to develop additional retail outlet relationships for our products, of which there is no assurance.

         As a result of the foregoing, we are presently dependent upon a small chain of 90 retail speciality cosmetic stores for all of our sales. We began providing products to this chain in September 2001. Because we do not have a contract with this chain and we have a limited history with it, we cannot be certain that this chain will continue its relationship with us. Until such time as we can develop additional retail outlet relationships for our products, we are materially reliant on sales to our sole customer for all of our net sales. There are no assurances that it will place additional orders for our products. While we are working with other retailers to purchase our products from us, there are no assurances that we will be able to develop additional retail outlet relationships for our products. If our sole customer should fail to place reorders for our products, this will also have a material adverse effect on our results of operations in future periods until such time as we are able to develop additional retail outlet relationships for our products, of which there is no assurance.

         WE CANNOT PREDICT OUR FUTURE SALES OR WHETHER OUR PRODUCTS WILL BE ACCEPTED. IF THE MARKETS FOR OUR PRODUCTS DO NOT DEVELOP, OUR FUTURE RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

         Sales from our products and services have been limited. We reported net sales of $1,206,369 and $1,955,710 for the years ended June 30, 2001 and 2000, respectively, and net sales of $648,750 for the three months ended September 30, 2001. In addition, the markets for our products are rapidly evolving and are increasingly competitive. As described above, we do not expect that our primary customer will place any reorders for our products which will have a material adverse effect on our results of operations in future periods. Demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. It is difficult to predict whether, or how fast, these markets will grow. We cannot guarantee either that the demand for our products will continue to develop or that such demand will be sustainable. If the market develops more slowly than expected or becomes saturated with our competitors' products, our future business, operating results, and financial condition will be materially and adversely affected.

         WE DO NOT KNOW IF OUR PRODUCTS WILL EVER BE ACCEPTED BY CONSUMERS. IF WE DO NOT DEVELOP BRAND RECOGNITION, THE SALES OF OUR PRODUCTS WILL BE ADVERSELY AFFECTED.

         Our products are new and there is limited brand recognition for these products. We have not engaged in any advertising of our products or any other activities to develop our brand. We face all of the risks inherent in introducing a new brand to consumers in a highly competitive market segment, and establishing brand recognition and consumer acceptance of new products. There can be no assurances that our products will ever meet any level of consumer acceptance or brand recognition. If we are unable to establish our brand, our sales will decline which will have a material adverse affect on our results of operations in future periods.

         WE ARE DEPENDENT ON OUR LICENSE AGREEMENT WITH BEVERLY SASSOON, ELAN SASSOON AND BEVERLY SASSOON INTERNATIONAL LLC. IF WE SHOULD BREACH THE TERMS OF THE AGREEMENT, OUR ABILITY TO MARKET OUR PRODUCTS WILL BE ADVERSELY AFFECTED. IN ADDITION, ANY EVENTS WHICH COULD HARM THE PUBLIC IMAGE OF EITHER MS. SASSOON OR MR. SASSOON COULD ADVERSELY AFFECT THE BRANDING OF OUR PRODUCTS.

         Our ability to market our products is dependent upon the continuation of the exclusive license agreement with Beverly Sassoon, Elan Sassoon and Beverly Sassoon International LLC, and the sale of our products under the Beverly Sassoon trade name and Elan Sassoon trade names. We are required to pay royalty payments as a condition to sustaining this agreement. Although we believe that we will be in a position to pay the royalty payments, there can be no assurances that we will be able to make these payments as required. If for any reason we were to lose our rights under the exclusive license agreement to sell our products under the Beverly Sassoon or Elan Sassoon trade names, a substantial portion of our potential competitive advantage would be lost. We believe this loss would have a material adverse effect upon our results of operations.

         The value of our ability to market our products under the Beverly Sassoon and Elan Sassoon trade names is also dependent upon the public perception, image, and reputation of Beverly Sassoon, Elan Sassoon, and Beverly Sassoon International, LLC. Our business would be adversely affected if Beverly Sassoon's, Elan Sassoon's or Beverly Sassoon International, LLC's public image or reputation were to be tarnished. While the exclusive licence agreement contains covenants by these parties not to engage in any activities which could result in a decline in their public images, we have no control over their activities.

         IF WE SHOULD VIOLATE ANY GOVERNMENT REGULATIONS RELATED TO THE MANUFACTURE AND SALE OF OUR PRODUCTS, WE COULD BE SUBJECT TO FINES WHICH WOULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

         We are subject to or affected by extensive governmental regulations including, regulations that govern our product formulation, manufacturing, labeling, and packaging, and fair trade practices. The related marketing and advertising we may undertake also are subject to extensive governmental regulation, and we may be prohibited from making therapeutic claims regarding our products even if we may have research and independent studies supporting such claims. Present or future health and safety or food and drug regulations, or judicial interpretations thereof, could adversely affect our abilities to manufacture our existing products, suspend the sale of our existing products or delay or prevent the introduction of new products.

         WE OPERATE IN A VERY COMPETITIVE INDUSTRY, AND WE DO NOT KNOW IF WE CAN EVER EFFECTIVELY COMPETE.

         The markets for our skin care and sun care products are intensely competitive. Many of our competitors have much greater name recognition and financial resources than we do, which may give them a competitive advantage. There can be no assurance that our business and results of operations will not be affected materially by market conditions and competition in the future. Although we distribute certain products which we consider proprietary, we do not currently have patent protection for our products and it is not likely we will seek or obtain any patent protection in the near future. As a result, competitors may also introduce products utilizing the same ingredients as our products and if these competitors are better established than we are, they may adversely affect our abilities to market our products because of the competitors greater brand recognition.

         OUR PRODUCT LIABILITY COVERAGE MAY NOT BE SUFFICIENT TO PROTECT US.

         We may be subject to liability for loss or injury caused by our products. We maintain a policy covering product liability claims with a $5,000,000 per claim and $5,000,000 annual aggregate limit and an excess liability policy with a $5,000,000 per claim and $5,000,000 annual aggregate limit. Although we have not been the subject of product liability claims, if any claims were to be filed and were to be successful, there can be no assurance that we will be adequately covered by insurance or have sufficient resources to pay such claims. If we were required to pay any claims from our working capital, our liquidity and future results of operations would be adversely affected.

         WE AGREED TO A VARIETY OF RESTRICTIVE COVENANTS IN THE SALE OF OUR 0% CONVERTIBLE DEBENTURES AND SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK WHICH MAY PREVENT US FROM TAKING CERTAIN ACTIONS WHICH MAY BENEFIT OUR COMPANY OR OUR COMMON SHAREHOLDERS. THESE RESTRICTIVE COVENANTS PERMIT ONE OF OUR BOARD MEMBERS TO EXERCISE SIGNIFICANT CONTROL OVER OUR ACTIONS.

         So long as our 0% convertible debentures are outstanding, we have agreed not to take certain actions without the consent of the debenture holder, including:

         * declaring or paying any dividend (other than dividends payable solely in shares of stock),
         *        redeeming any securities,
         * adjusting the salary and benefits for employees that are our officers,
         *        selling all or substantially all of our assets,
         * undertaking a restructure including a merger, consolidation, liquidation, recapitalization, or such other actions,
         *        increasing or decreasing the number of our directors,
         * beginning any new business venture, new office, or investing or acquiring any new entity which would require an investment of $25,000 in more in a one year period,
         *        authorizing and/or issuing new shares of our capital stock,
         * entering into any agreement for the purchase of goods, services or other items which is between us, a shareholder, or a member of a shareholder's immediate family, or
         * entering into a contract for employment or hiring a consultant.

         In addition, so long as shares of our Series A Convertible Preferred Stock are outstanding, we have agreed not to take certain actions without the consent of the holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock, including:

         * selling, conveying, or otherwise disposing of or encumbering all or substantially all of our property or business or merging into or consolidating with any other corporation (other than a wholly-owned subsidiary corporation) or effecting any transaction or series of related transactions in which more than 50% of the voting power of International Cosmetics Marketing is transferred or disposed of;

         * authorizing or issuing, or obligating our company to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the Series A Convertible Preferred Stock;

         * redeeming, purchasing or otherwise acquiring (or pay into or set aside for a sinking fund for such purpose) any of our securities;

         *        amending our articles of incorporation or bylaws;

         *        changing the authorized number of our directors;

         *        declaring or paying any dividends on any class of securities;

         * adjusting the salary of our executive officers, directors, independent contractors and key employees;

         *        making any capital expenditures in excess of $15,000;

         *        issuing new shares of our capital stock;

         * entering into or approving any agreement or contract for the purchase of goods, services or other items between us and a shareholder or a member of a shareholder's immediate family; or

         * making any commission payment to any independent business associate in excess of $15,000.

         Nico P. Pronk, a member of our board of directors, is the holder of approximately 90% of the outstanding shares of our Series A Convertible Preferred Stock. In addition, the holder of debenture, Nico P. Pronk's father, has assigned Mr. Pronk his consent rights under the debenture. To date, our debenture holder and Mr. Nico P. Pronk have consented to the transactions we wanted to undertake which required their prior consent. However, there are no guarantees that we will be able to obtain these consents in the future if we should wish to enter into transactions which we believe are in our best interests, but which may not necessarily be in the best interests of the debenture holder or Mr. Nico P. Pronk.

         WE MAY NEED ADDITIONAL CAPITAL WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ANY INABILITY TO RAISE ADDITIONAL CAPITAL WHEN NEEDED COULD ADVERSELY AFFECT OUR ABILITY TO GROW OUR COMPANY.

         Our future capital requirements depend on a number of factors, including our ability to generate sales and manage our business. If we are unable to substantially increase our net sales, we may seek to raise additional capital, possibly through the issuance of equity securities in private or public transactions, to fund our operations. If we raise additional funds through the issuance of equity, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities which we may issued may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that should we deem it necessary to raise additional capital that acceptable financing can be obtained on suitable terms, if at all. If we are unable to obtain sufficient financing if and when needed, our liquidity and results of operations in future periods will be materially and adversely affected.

         THERE IS ONLY A LIMITED PUBLIC MARKET FOR OUR SHARES, AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES.

         There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a liquid trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

         FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT.

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, changes in general conditions in the economy, the financial markets or the skin care industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

         - the announcement or introduction of new products by us and our competitors;

         - our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

         - the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         -        government regulation; and

         - general economic conditions and economic conditions specific to the skin care industry.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

         THE EXERCISE OF OPTIONS AND WARRANTS WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

         As of September 30, 2001 we had outstanding options and warrants to purchase a total of 6,256,435 shares of our common stock at prices ranging between $ .001 to $2.50 per share. We have included 1,360,880 shares of our common stock issuable upon exercise of these options and warrants in this prospectus which means that when the option or warrant is exercised, the holder may resell the common stock received on the exercise in the public market. The exercise of these warrants and options may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

         IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

         PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS AND THE SUPER MAJORITY VOTING RIGHTS OF OUR SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR COMMON SHAREHOLDERS.

         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporation Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested directors. In addition, holders of shares of our Series A Convertible Preferred Stock have 75 votes per share which holders of our shares of common stock have one vote per share.

         Finally, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which no shares are currently issued and outstanding. Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.

         BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY. OUR COMMON STOCK DOES NOT CURRENTLY QUALIFY FOR LISTING ON THE NASDAQ STOCK MARKET AND WE DO NOT FORESEE THAT WE WILL QUALIFY FOR SUCH A LISTING IN THE FORESEEABLE FUTURE.

         If our common stock continues to be quoted on the OTC Bulletin Board, and the trading price of our common stock remains less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

         The Nasdaq Stock Market establishes listing qualifications for companies wishing to have their securities quoted on the Nasdaq SmallCap Market. In addition to minimum bid price and public float requirements, among other listing requirements in order for a security to be quoted on the Nasdaq SmallCap Market, the issuer must have minimum shareholders' equity of at least $5,000,000. At September 30, 2001, we had shareholders' equity of $672,671. Accordingly, it is unlikely that we will meet the initial listing standards of the Nasdaq Small Cap Market in the foreseeable future.

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial conditions or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section could cause our actual results to differ materially from those contained in any forward-looking statement.

                        MARKET PRICE OF OUR COMMON STOCK

         Our common stock began trading on March 28, 2000 on the OTC Bulletin Board under the symbol ICMK. On October 15, 2001, we changed our symbol to SASN. The following table sets forth the range of high and low closing sale price as reported by the OTC Bulletin Board for our common stock for the fiscal quarters indicated. The OTC Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

                                                    Low               High
                                                    ---               ----
Third quarter - ended March 31, 2000                $ 5.00            $ 6.00
Fourth quarter - ended June 30, 2000                $ 1.00            $ 6.00
First quarter - ended September 30, 2000            $ 2.625           $ 4.125
Second quarter - ended December 31, 2000            $ 3.00            $ 5.00
Third quarter - ended March 31, 2001                $ 1.250           $ 3.75
Fourth quarter - ended June 30, 2001                $ 1.60            $ 2.60
First quarter - ended September 30, 2001            $ 1.50            $ 2.45

         The last sale price of our common stock on November 30, 2001 was $1.30 on the OTC Bulletin Board.

DIVIDEND POLICY

         No dividends have been paid on the shares of our common stock, and we do not anticipate the payment of cash dividends in the foreseeable future. We anticipate that, for the foreseeable future any profit we report will be devoted to our future operations and that cash dividends would not be paid to our shareholders.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2001. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This table does not give effect to the issuance of up to 6,256,435 shares of our common stock in the event currently outstanding warrants are exercised.

                                                       September 30, 2001
                                                       ------------------

Long-term liabilities                                    $   105,000

Stockholder's equity:

     Preferred stock, $.001 par value,
     $2.50 liquidation value,
     5,000,000 shares authorized,
     221,458 shares issued and outstanding                       221

     Common stock, $.001 par value,
     25,000,000 shares authorized,
     6,598,313 shares issued and
     outstanding                                               6,598
     Additional paid-in capital                            6,591,828
     Accumulated deficit                                  (5,925,976)
          Total stockholders' equity                         672,671

     Total  capitalization                               $   777,671
                                                         ===========

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this prospectus.

RESULTS OF OPERATIONS

         We were engaged in direct sales business from the fall of 1999 through February 2001 at which time we began developing new skin care products for retail distribution. We had minimal sales for the period March through June 30, 2001. In the fourth quarter of fiscal 2001, we received purchase orders from a major discount retailer that were filled in the first quarter of fiscal 2002.

YEAR ENDED JUNE 30, 2001 COMPARED TO YEAR ENDED JUNE 30, 2000:

         Our sales commenced in the fall of 1999 and net sales for the years ended June 30, 2001 and 2000 were $1,208,369 and $1,955,710, respectively. The decrease in sales resulted from our discontinuation of our network marketing business in February 2001 and having only minimum e-commerce sales in the period March through June 30, 2001.

         Gross profit as a percentage of net sales was 34% and 41% for the years ended June 30, 2001 and 2000, respectively. The decrease in gross profit resulted primarily from our decreasing sales volume and increasing costs and an increase in excess and obsolete inventory.

         Commissions earned by distributors of our products as a percentage of net sales was 41% and 30% for the years ended June 30, 2001 and 2000, respectively. The increase in commissions as a percentage of net sales is attributable to the fact that fiscal 2000 was the startup phase of our operations and the structure of the commission pay program.

         Royalty expense was $267,500 and $250,000 for the years ended June 30, 2001 and 2000, respectively. The increase is attributable to changes in the underlying license agreement.

         Selling, general and administrative expenses were $1,494,438 and $1,851,376, in the years ended June 30, 2001 and 2000, respectively. Selling and general administrative expenses were 124% and 95% of net sales for the years ended June 30,

2001 and 2000, respectively. These changes in selling, general and administrative expenses are attributable primarily to the discontinuation of our network marketing business in February 2001, having only minimum sales in the period March through June 20, 2001, and reducing overhead while developing new products for retail store distribution in the period March through June 30, 2001.

         Expense for stock, stock options and warrants issued for services were $1,812,988 and $105,337 in the years ended June 30, 2001 and 2000, respectively. The increase is primarily attributable for warrants issued for investment banking services and options issued for public relations, consulting, and referral services.

         Losses on disposal of fixed assets were $184,878 and $1,247 for the years ended June 30, 2001 and 2000, respectively. This increase is due to the discontinuance of our network marketing business in February 2001.

         Interest expense was $23,400 and $4,976 for the years ended June 30, 2001 and 2000, respectively. The increase results principally from interest on notes payable and interest on certain accounts payable.

         Net loss increased by approximately $1,883,933 for the year ended June 30, 2001 compared to a net loss of $1,949,135 in the year ended June 30, 2000. Net loss as a percentage of net sales was 318% for the year ended June 30, 2001. The increase in the net loss results primarily from the discontinuance of the network marketing business in February 2001 and related write off of certain assets.

THREE MONTHS ENDED SEPTEMBER 30, 2001 AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2000

         Our sales commenced in December 1999 and net sales for the three months ended September 30, 2001 and 2000 were $648,750 and $699,021, respectively. Sales for the three months ended September 30, 2000 were from direct sales utilizing a network marketing distribution model which was terminated in March 2001. New skin care and sun care products were developed for the retail market and the first such sales were made in July 2001 to a major discount retailer. In addition to this customer, we had another cosmetics chain of about 90 stores in 14 states as a customer starting in September 2001. Sales of our products by the major discount retailer have been less than projected and this customer is not expected to reorder these products. In the latter part of October 2001, this customer requested allowances for certain retail price reductions on product purchased from us and to return certain product for refund. We do not believe that we are obligated to honor these requests. Sales to this major discount retailer for the three months ended September 30, 2001 were $625,750 and represented 96% of our sales. We have contacted other retailers about purchasing skin care and sun care products from us, but we do not expect to begin obtaining new customers to begin replacing the sales to the major discount retailer until the quarter ending March 31, 2002.

         Gross profit as a percentage of net sales was 60% of net sales for the quarter ended September 30, 2001, compared to 63% for the quarter ended September 30, 2000. The decrease in gross profit resulted primarily from our introduction of new products to a new customer base. The gross profit on sales to the major discount retailer, which are not expected to be recurring in the future, was 96% of our gross profit for the three months ended September 30, 2001.

         Commission expense as a percentage of net sales was 4.9% and 40% for the three months ended September 30, 2001 and 2000, respectively. The decrease in commissions as a percentage of net sales resulted changing from a network marketing distribution model to selling to the retail market.

         Royalty and other related expense was $71,750 and $75,000 for the three months ended September 30, 2001 and 2000, respectively. The changes in royalty expense resulted from the royalty agreement being changed in October 2000 and March 2001.

         Selling, general and administrative expenses were $418,163 and 65% of net sales for the quarter ended September 30, 2001, compared to $403,474 for the three months ended September 30, 2000.

         Net loss decreased by approximately $156,649 for the quarter ended September 30, 2001 compared to a net loss of $292,306 in the quarter ended September 30, 2000 principally as a result of reductions in commissions resulting from termination of our network marketing operations in March 2001. Net loss as a percentage of net sales was 21% for the quarter ended September 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

         Our principal needs for funds have been for working capital (principally accounts receivable and inventory purchases), commissions, royalty expense, operating expenses, capital expenditures, and the development of operations for the U.S. market. We have generally relied on cash flow from issuance of convertible debentures, preferred stock, common stock, and notes payable (primarily secured) of approximately $3,835,000 in the period August 1999 through June 30, 2001, and cash collected on product sales of approximately $3,785,000 in the period December 1999 through September 30, 2001.

         In the three months ended September 30, 2001, we issued 109,350 shares of common stock for $164,025 ($1.50 per share). In connection with the sale of common stock we incurred placement agent fees and expenses of $25,560 and the placement agent has earned five year warrants, exercisable at $1.50 per share, to purchase 10,935 shares of our common stock with registration rights with respect to the common stock underlying the warrants. We have granted certain registration rights to the holders of these shares of common stock.

         In September 2001, we entered into a Stock Purchase Agreement with a venture capital firm for the sale of 1,000,000 shares of our common stock for $1,500,000 ($1.50 per share) and warrants to purchase 750,000 shares of our common stock. The warrants are exercisable for five years at an exercise price of $2.125 per share. Net proceeds to us after placement agent fees and expenses of $195,000 and legal expenses were $1,271,661. The placement agent also earned five year warrants exercisable into an aggregate of 175,000 shares of our common stock, of which 100,000 warrants are exercisable at $1.50 per share and 75,000 warrants are exercisable at $2.125 per share. The placement agent fees and expenses and warrants were allocated equally between the placement agent and the captive broker/dealer of the venture capital firm. The placement agent is an affiliate of ours.

         We are currently generating negative cash from operations. For the three months ended September 30, 2001, we had negative cash flow from operations of $212,001. This negative cash flow from operations is primarily related to our net loss and increases in accounts receivable and inventory. Since sales of our products by the major discount retailer were slower than expected and this customer is not expected to reorder these products, our previously expected revenues and cash inflows are adversely affected and we are dependent upon obtaining new customers. This situation with the major discount retailer may hinder us in attracting business from certain potential new customers. We do not expect to begin obtaining new customers to replace the sales to the major discount retailer until the quarter ending March 31, 2002. We may also be required to spend additional amounts on packaging design and advertising to attract new customers.

         As of September 30, 2001, working capital was $460,135. Cash at September 30, 2001 was $1,513,911.

         We had capital expenditures of $3,800 for the quarter ended September 30, 2001. We anticipate minimal, if any, capital expenditures during the remainder of the fiscal year. At September 30, 2001, we had deposits of $24,899 for the purchase of inventory.

         We lease office space under a non-cancelable operating lease expiring October 31, 2004. Minimum future operating lease obligations at September 30, 2001 were $233,364, including $55,283 for the remainder of fiscal year 2002.

                                  OUR BUSINESS

OUR HISTORY

         We were incorporated on July 14, 1995 in the State of Florida under the name of CindyCo, Inc. for the purpose of providing non-legal services to organizational and start-up companies. Our prior management subsequently determined to narrow the scope of our stated business purposes to concentrate in the area of marketing. In

August 1999, we changed our name to International Cosmetics Marketing Co., our original officers and directors resigned, and new current officers and directors were elected. Concurrently, we entered into an agreement for the exclusive worldwide rights to use the names and likenesses of Beverly Sassoon and Elan Sassoon. In late 1999, we commenced operations to develop and distribute a variety of skin care and nutritional products branded with the Beverly Sassoon and Elan Sassoon names. Following the initial test phase from December 1999 through February 2001 using a network marketing distribution model, we developed products for retail distribution. In the fourth quarter of fiscal 2001, we received orders from a major discount retailer for a line of seven skin care products and subsequently sun care products, with delivery starting in July 2001. As described in Risk Factors, we do not anticipate that this customer will place reorders for our products, and as of the date hereof our sole customer is a chain of approximately 90 speciality cosmetic retail stores. We are working with other retailers to purchase skin care and sun care products from us.

         Our objective is to develop a unique line of skin care products with a quality and selection traditionally distributed through department stores. We believe that a unique niche exists for our products in the upper end of the mass market. As the awareness of the product line becomes more established, we anticipate that some line extension can be developed utilizing licensing opportunities. We are currently developing public relations and marketing campaigns to support the debut of the new line of products.

OUR PRODUCTS

         We are committed to building our brand name and customer loyalty by selling premium quality, innovative personal care products that appeal to broad markets. Our philosophy is to combine the best of science and nature and to include in each of our products the highest quality ingredients with the greatest amount of benefit to the consumer. We are committed to developing and providing quality products that can be sold at attractive retail prices and allow us to maintain reasonable profit margins. Our products include:

BEVERLY SASSOON SKIN CARE PRODUCTS.

Vita Organics Ultra-Gentle Cleanser.                 Ultra-Gentle Cleanser is a water soluble
                                                     creamy cleanser that removes all traces of
                                                     surface residue.  It is recommended for even
                                                     the most sensitive skins.

Vita Organics Detoxifying Toner.                     Detoxifying Toner gently removes excess oil
                                                     without stripping or over-drying the skin.  It
                                                     refines the appearance of pores while leaving
                                                     skin feeling cool and refreshed.  It is
                                                     recommended for all skin types.

                                       17


VitaOrganics Ultra-Lite Moisturizer.                 Ultra-Lite Moisturizer helps prevent the visible
                                                     signs of aging by restoring skin's natural moisture
                                                     balance.

VitaOrganics Skin Support Serum.                     Skin Support Serum is enriched with essential
                                                     oils and Vitamins A, B and E with Rose Hips (a
                                                     natural source of Vitamin C) to help hydrate
                                                     and restore radiance to the skin.  It is beneficial
                                                     for all skin types and can be used alone or
                                                     under moisturizers.

VitaOrganics Night Cream.                            Night Cream is a light weight PM-hydration
                                                     formula to help the skin retain an optimum
                                                     moisture level while a person sleeps

VitaOrganics Eye Cream.                              Eye Cream is rich in rejuvenating botanicals
                                                     and skin friendly vitamins.  It soothes and
                                                     helps reduce puffiness and signs of fatigue
                                                     around the eyes.

Age-Defying Moisturizer.                             Age-Defying Moisturizer is a non-greasy
                                                     formula that goes beyond moisturizing by
                                                     combining Beta Hydroxy and Vitamin E with
                                                     sun protection factor (SPF) 15 sun screen to
                                                     help exfoliate, moisturize and protect.  It is
                                                     recommended to be used as a daily protectant
                                                     to help reduce signs of premature aging
                                                     caused by the sun.

BEVERLY SASSOON SUN CARE PRODUCTS.

SPF 15 VitaSun Sun screen.                           SPF 15 VitaSun Sun screen is a lightweight,
                                                     oil-free sun screen lotion formulated with
                                                     "Parsol 1789" to protect against the sun's
                                                     aging ultra-violet Alpha (UVA) rays.  It also
                                                     provides protection against the sun's burning
                                                     ultra-violent Beta (UVB) rays.

SPF 30 VitaSunscreen.                                SPF 30 VitaSunscreen is a lightweight, oil-free
                                                     sun screen lotion formulated with "Parsol 1789"
                                                     to protect against the suns's aging UVA rays.
                                                     It also provides protection against the sun's
                                                     burning UVB rays.

                                       18


SPF 15 VitaSun.                                      SPF 15 VitaSun is an age-defying sun
                                                     screen with oat extract and vitamins A and E.

SPF 30 VitaSun.                                      SPF 30 VitaSun is an age-defying sun
                                                     screen with oat extract and Vitamins A and E.

SPF4 VitaGold Sun screen Spray.                      SPF 4 VitaGold Sun screen Spray is a light
                                                     shimmering sun screen spray with aloe and
                                                     Vitamin E that helps to moisturize skin while
                                                     tanning.

SPF 30 VitaSPORT.                                    SPF 30 VitaSPORT helps protect the skin from
                                                     the sun's burning UVA and UVB rays while
                                                     providing 30 times a person's natural
                                                     protection.  It is formulated with Vitamin E and
                                                     selected moisturizers to help hydrate the skin
                                                     during strenuous activity.

Cloudy Days Sunless Tanning Cream.                   Cloudy Days Sunless Tanning cream provides a
                                                     non-streak uniform tan anytime without the sun.
                                                     It is formulated with aloe, Vitamin E and
                                                     selected moisturizers to help keep skin soft and
                                                     supple.

         Our skin care products, except for the Age-Defying Moisturizer, contain only organic ingredients.

LICENSE AGREEMENT

         We market our products under an exclusive worldwide license agreement with Beverly Sassoon International, LLC, Beverly Sassoon, and Elan Sassoon. The agreement grants us the rights to use Ms. Sassoon's and Mr. Sassoon's names and likenesses with the manufacturing and promotion of products, except for hair care products. The term of this exclusive worldwide license agreement, which we entered into in August 1999, and amended in October 2000 and in March 2001, is for 99 years, with a 99-year renewal at our option. Under the exclusive worldwide license agreement, as amended, we have agreed to pay Beverly Sassoon International, LLC a royalty for the term of the license which is the greater of:

         * $68,250 for each fiscal quarter in six equal installments on the first and 15th of each month, OR

         * a payment within five days after we file our quarterly and annual financial statements with the SEC equal to:

                           - 2% of estimated annual gross revenue (as defined in the agreement) up to $22,500,000, PLUS

                           - 1.25% of estimated annual gross revenues from $22,500,000 up to $45,000,000, PLUS

                           - 0.75% of estimated annual gross revenues exceeding $45,000,000.

          Notwithstanding the foregoing, the minimum payment will be automatically increased to $75,000 for each fiscal quarter in which we report net income before depreciation and income taxes.

         We retain full control over the manufacturing, development and marketing of our products. Ms. Sassoon and Mr. Sassoon, through Beverly Sassoon International, LLC, consult with us in connection with product development and marketing. As consideration for the rights granted under this agreement, Beverly Sassoon International, LLC was paid $200,000, including $50,000 for certain expenses, and was issued 900,000 shares of our common stock and options were granted to Beverly Sassoon, Elan Sassoon and a related company to purchase 4,850,000 shares of our common stock

PRODUCT DISTRIBUTION

         As of September 30, 2001, we distributed our products through two retail customers, a major discount retailer and another retailer specializing in cosmetics. Our inventory is warehoused for us by our manufacturer and drop shipped to our customers at our instruction. These two customers represented 100% of our net sales for the quarter ended September 30, 2001. As described elsewhere herein, we do not expect the major discount retailer to place reorders for our products, and we are dependant on sales to a smaller retail chain of approximately 90 stores specializing in cosmetics for all of our sales. We intend to focus our future distribution efforts on retailers and distributors specializing in cosmetics, and away from a mass distributor.

SUPPLIERS AND KEY VENDORS

         Six of our skin care products are produced by a supplier in South Carolina. One of our skin care products and our sun care products are produced by a supplier in Florida. Containers and cartons are purchased from suppliers in New York and in Florida, respectively. We have no contracts with our suppliers. The development of additional new products in the future will likewise depend in part of the services of suitable outside manufacturers. We believe that in the event we are unable to source any products or ingredients from our current supply sources, we could produce those products or replace those products or substitute ingredients without great difficulty or prohibitive increases in the cost of goods sold. However, there can be no assurance that the loss of a primary supplier would not have a material adverse effect on our business and results of operations.

COMPETITION

         The markets for skin care and sun care products are large and intensely competitive. We compete directly with companies that manufacture and market skin care and sun care products in each of our product categories and product lines. Some of our competitors include Helen of Troy Limited, Mirato and NuSkin. Many of our competitors have much greater name recognition and financial resources than we do. We believe that we compete with other companies in the skin care and sun care products industry by emphasizing the uniqueness, value and premium quality of our products.

INTELLECTUAL PROPERTY

         We do business under the fictitious name "Beverly Sassoon & Co." which is registered with the State of Florida. We have obtained the right to the Internet address www.beverlysassoon.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. To protect our rights to intellectual property, we rely on a combination of trademark, copyright law, trade secret protection, and confidentiality agreements, although we do not have confidentiality agreements signed in every instance.

         Under the terms of the exclusive worldwide license agreement with Beverly Sassoon International, LLC, Beverly Sassoon, and Elan Sassoon, we have the rights to all trademarks, copyrights, trade names and other intellectual property related to the use of the names and likeness of Beverly Sassoon or Elan Sassoon for products marketed and distributed under the terms of that agreement. We have registered certain fictitious name applications with the State of Florida in order to conduct business under the names "Beverly Sassoon & Company", "Beverly Sassoon & Co." and "Beverly Sassoon." As we develop other trademarks, trade names, copyrights or other intellectual property rights, we may seek to protect these, as well as those related to Ms. Sassoon and Mr. Sassoon, by registration in the United States and other countries where these products may be marketed. Depending upon the development of the our business, we may also wish to develop and market products that incorporate patented or patent-pending formulations, as well as products covered by design patents or other patent applications. While we may seek to protect our intellectual property, in general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our products. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

GOVERNMENT REGULATION

         Our skin care and sun care products and related marketing and advertising are subject to extensive governmental regulation by numerous governmental agencies and authorities, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, and U. S. Department of Agriculture.

         Our existing markets also regulate product claims and advertising. These laws regulate the types of claims and representations that can be made regarding the efficacy of products. We are also subject to laws and regulations governing the manufacturing of its products

EMPLOYEES

         As of December 4, 2001, we had three full time employees. As we continue to implement our business plan, we anticipate hiring additional full-time employees. None of our employees is represented by union or other collective bargaining groups. We believe our relationship with our employees is good, and we do not currently foresee a shortage of qualified personnel needed to operate our business.

PROPERTY

         In November 1999, we entered into a five year lease agreement with an unrelated third party for our principal executive officers which occupy approximately 4,251 square feet of commercial office space. We pay a base rent, ranging from $5,313.75 per month to $5,977.25 per month over the term of the lease, along with our pro rata share of certain common area maintenance, operating expenses, taxes and insurance.

LEGAL PROCEEDINGS

         On November 7, 2000, a complaint was filed against us and other defendants in the Superior Court of the State of California for the County of Santa Barbara (Case No. 01037203 - Ann Pennock Marshall v. Beverly Sassoon International, LLC, Beverly Sassoon & Company, Beverly Sassoon, individually, Paul Lambert and Michelle Spitz). The complaint alleges that Beverly Sassoon International, LLC and other defendants involved with Beverly Sassoon International, LLC fraudulently induced an elderly investor to loan $150,000 to Beverly Sassoon International, LLC when it never intended to repay the loan. The complaint also alleges, among other things, that we are the successor in interest to Beverly Sassoon International, LLC and are therefore liable to the plaintiff. The suit seeks actual damages in excess of $150,000 as well as punitive damages. We have denied all liability related to the plaintiff's claims and we intend to continue to vigorously defend International Cosmetics Marketing. In August 2001, we filed a Motion for Summary Judgment or alternatively Summary Adjudication that is pending hearing. Discovery is in progress and any trial is expected to be in the quarter ending December 31, 2001. In October 2001, the court denied our Motion for Summary Judgment on the issue of successor liability, but granted our Motion for Summary Adjudication on the claims of conspiracy and financial elder abuse. The plaintiff has indicated seeking appellate review by way of writ of mandate of the trial court's ruling granting summary adjudication in our favor. The plaintiff has filed a motion for leave to amend the complaint to add an allegation of alter ego liability against us. Mediation in this case is set forth December 19, 2001 and the case is set for trial in March 2002.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table includes the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive compensation for their services as directors. Officers are elected by the board of directors and their terms of office at the discretion of the board.

NAME                       AGE                   POSITION
----                       ---                   --------

Sonny Spoden               56          Director and Chief Financial Officer

Nico P. Pronk              36          Director and interim President

         SONNY SPODEN. Mr. Spoden has been our Chief Financial Officer and a member of our board of directors since August 19, 1999. From January 1996 until May 1999, Mr. Spoden was Chief Financial Officer of Easy Access International, Inc., a publicly-owned holding company with subsidiaries engaged in the development, marketing, and distribution of telecommunication products and services. From 1993 until January 1996, Mr. Spoden was an independent business and financial advisor in Boca Raton, Florida. From 1969 until 1993, Mr. Spoden was employed by Ernst & Young LLP, and was a general partner and an accounting and auditing partner for the period 1982 to 1993. Mr. Spoden received a B. S. with high honors, and a major in finance, from the University of Maryland in 1969, and has been licensed as a Certified Public Accountant.

         NICO P. PRONK. Mr. Pronk has been our interim President since December 4, 2001 and a member of our board of directors since December 18, 2000. Mr. Pronk has served as President, a director and shareholder of Noble International Investments, Inc., an NASD member broker-dealer since 1984. Mr. Pronk is a native of Amsterdam, The Netherlands, and is a graduate of the Dutch Institute for Banking and Finance. Mr. Pronk is a member of, and serves on the board of directors of, the National Investment Bankers Association and is a member of the Securities Traders Association of Florida.

         There are no family relationship between any of the executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

EMPLOYMENT AGREEMENTS

         In August 1999, we entered into a three year employment agreement with Mr. Sonny Spoden, our Chief Financial Officer. Under the terms of this agreement, as compensation for his services,

         *        we pay him an annual base salary of $90,000,

         * we granted him five year options to purchase 75,000 shares of our common stock under our 1997 stock option plan, exercisable at $2.50 per share, all of which have vested, and

         * we granted him additional five year options to purchase 60,000 share of our common stock under our 1997 stock option plan, exercisable at $2.50 per share, of which 30,000 options vested in August 2001 and the remaining 30,000 options will vest in August 2002 subject to his continued employment by us.

         Mr. Spoden's employment agreement contains additional provisions, including:

         - Mr. Spoden can participate in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives;

         - We can terminate Mr. Spoden's employment with cause. If we should terminate Mr. Spoden for cause no severance benefits will be paid; and

         - The employment agreement contains customary non-disclosure provisions, as well as a non-competition restriction for a period of 18 months following the termination of the agreement.

EXECUTIVE COMPENSATION

Cash Compensation

         The following table summarizes all compensation recorded by us in each of the last two fiscal years for our Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000.


                                              SUMMARY COMPENSATION TABLE


--------------------------------------------------------------------------------------------------------------------------------

                                                                            Long Term Compensation
--------------------------------------------------------------------------------------------------------------------------------

                                    Annual Compensation                      Awards                Payouts
--------------------------------------------------------------------------------------------------------------------------------

Name and            Year      Salary     Bonus      Other Annual    Restricted     Securities        LTIP          All Other
Principal                      ($)        ($)       Compensation      Stock        Underlying       Payouts      Compensation
Position                                                ($)          Award(s)     Options/SARs
                                                                       ($)             (#)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Charles B.          2000        0          0             0              0               0              0               0
Pearlman, (1)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Charles B.          1999        0          0             0              0               0              0               0
Pearlman, (1)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Stephanie           2000      88,167     10,000          0              0            200,000           0               0
McAnly (2)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Stephanie           2001      68,000       0             0              0               0              0               0
McAnly (2)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Menderes            2001      44,318       0             0              0               0              0               0
Akdag (3)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------
Sam A. Lazar        2001      30,000       0             0              0            150,000           0               0
(4)
-----------------  -------  ---------- ---------- ---------------- ------------ ----------------- -----------  -----------------

(1) Mr. Pearlman served as our president and Chief Executive Officer and a member of our board of directors from our inception in 1995 until August 1999.

(2)      Ms. McAnly served as our president from August 1999 to February 2001.

(3) Mr. Akdag served as our Chief Executive Officer from November 2000 to March 2001 and a member of our board of directors from December 2000 to March 2001.

(4) Mr. Lazar served as our president and Chief Operating Officer from April 2001 until December 2001.



                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


----------------------------------------------------------------------------------------------------------------------
                                                Individual Grants
----------------------------------------------------------------------------------------------------------------------

Name                           Number of                % of Total              Exercise or Base         Expiration
                              Securities               Options/SARs               Price ($/Sh)              Date
                              Underlying                Granted to
                             Options/SARs          Employees in Fiscal
                              Granted (#)                  Year
----------------------- ----------------------- -------------------------- -------------------------- ----------------
Charles B.                         0                        0%                         0                     0
Pearlman (1)
----------------------- ----------------------- -------------------------- -------------------------- ----------------
Sam A. Lazar (2)                150,000                    81%                        1.50                April 2,
                                                                                                            2011
----------------------- ----------------------- -------------------------- -------------------------- ----------------

(1) Mr. Pearlman served as our Chief Executive Officer, president and a member of our board of directors from our inception in 1995 until August 1999.

(2) Mr. Lazar served as our president and Chief Operating Officer from April 2001 until December 2001.


             AGGREGATE OPTION/SAR EXERCISES IN FISCAL YEAR 2001 AND FY-END OPTION/SAR VALUES


------------------------------------------------------------------------------------------------------------------------

                                                     Number of Securities             Value of Unexercised In-the-
                                                    Underlying Unexercised              Money Options/SARs at FY
                                                    Options/SARs at FY-End                         End
                                                             (#)                                  ($)
------------------------------------------------------------------------------------------------------------------------

      Name          Shares          Value        Exercisable      Unexercisable       Exercisable       Unexercisable
                   Acquired       Realized
                      on             ($)
                   Exercise
                      (#)
------------------------------------------------------------------------------------------------------------------------
Charles B.             0             N/a             N/a               N/a                N/a                N/a
Pearlman
(1)
---------------- -------------  ------------- ----------------- ------------------  ----------------  ------------------
Sam A.                 0              0               0              150,000               0               $90,000
Lazar
---------------- -------------  ------------- ----------------- ------------------  ----------------  ------------------

(1) Mr. Pearlman served as our president and Chief Executive Officer and a member of our board of directors from our inception in 1995 until August 1999.

(2) Mr. Lazar served as our president and Chief Operating Officer from April 2001 until December 2001.

1997 STOCK OPTION PLAN

         Our 1997 Stock Option Plan ("Plan") was adopted by our Board of Directors and the holders of a majority of issued and outstanding capital stock on October 1, 1997, effective as of that date. Under the Plan, we have reserved an aggregate of 1,000,000 shares of common stock for issuance pursuant to options granted under the Plan ("Plan Options"), of which options to acquire an aggregate of 275,000 shares are outstanding at September 30, 2001. The purpose of the Plan is to encourage stock ownership by our officers, directors and key employees, and to give these persons a greater personal interest in our success and an added incentive. Our board of directors administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person, and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding common stock must not be less than 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by our board of directors, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

         The Plan provides that if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, our board of directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the board of directors; provided that not less than 30 days written notice of the date fixed is to be given to each eligible person holding an Option, and each eligible person has the right, during the period of 30 days proceeding such termination, to exercise his or her Option as to all or any part of the shares, including shares of stock as to which such Option would not otherwise be exercisable.

         The Plan provides that the Plan Options are exercisable from time to time in whole or in part, unless otherwise specified in the agreement representing the Plan Options or by our board of directors. Each Plan Option may be exercised in whole or in part at any time during the period from the date of the grant until the end of the period covered by the Plan Option period. The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year (including all of our incentive stock option plans or any parent or any subsidiary which are qualified under Section 422 of the Internal Revenue Code of 1986) cannot exceed $100,000.

         All Plan Options are non-assignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by the optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not our employee but is a member of our board of directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him or her will lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan Option granted to him or her will lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         Our board of directors may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any optionee who has previously been granted options under this Plan. Further, no amendment to the Plan which has the effect of increasing the aggregate number of shares subject to the Plan (except for adjustments due to changes in our capitalization), or changing the definition of "Eligible Person" under the Plan, may be effective until approved by our stockholders. Any such termination of the Plan will not affect the validity of any Plan Options previously granted. Unless the Plan shall have been previously suspended or terminated by our board of directors, the Plan will terminate on October 1, 2007.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         As authorized by the Florida Business Corporation Law, our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

         o any breach of the director's duty of loyalty to our company or its shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

         o any transaction from which the director derived an improper personal benefit.

         This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August 2000, we entered into an Indemnification Agreement with Beverly Sassoon, Elan Sassoon, and Capital Distributors, LLC, which was amended in February 2001, where we may under certain circumstances cancel options to purchase up to 200,000 shares of our common stock.

         In September 2000, we sold Mr. Nico P. Pronk, who is now a member of our board of directors, 200,000 shares of our Series A Convertible Preferred Stock at a price of $2.50 per share for total consideration of $500,000 in a private transaction exempt from registration under the Securities Act. The designations, rights and preferences of the Series A Convertible Preferred Stock are described later on in this prospectus under "Description of Securities - Series A Convertible Preferred Stock." As described in "Principal Shareholders - Change in Control," the issuance of the Series A Convertible Preferred Stock to Mr. Pronk resulted in a change in control of our company.

         In October 2000, we entered into a three year exclusive consulting agreement for financial advisory and investment banking services with Noble International Investments, Inc. an NASD broker dealer. Mr. Nico P. Pronk is president of Noble International Investments, Inc. Under the terms of the consulting agreement, we agreed to:

         -        pay a monthly consulting fee of $10,000,

         - issue Noble International Investments, Inc. five year warrants to purchase up to 250,000 shares of our common stock at an exercise price of $2.50 per share,

         - pay Noble International Investment, Inc. a transaction fee for a merger, acquisition, consolidation, business combination or similar transaction equal to 5% of the first $3 million of consideration, plus 3% of the consideration between $3 million and $5 million, plus 1% of the consideration in excess of $5 million,

         - in the event we entered into an alternative transaction such as a joint venture, marketing agreement, licensing agreement or similar agreement resulting from Noble's efforts on our behalf, to pay Noble International Investments, Inc. an alternative transaction fee to be negotiated by us at the time of the transaction subject to a minimum of $25,000,

         - pay a fee to be agreed upon by the parties if Noble International Investments, Inc. assists us with a public equity or debt financing, or if Noble arranges any bank financing for us, and

         - if we should undertake a private placement of our securities, pay Noble International Investments a fee equal to 10% of the proceeds raised in the offering, plus a non-accountable expense allowance of 3% of the proceeds raised in the offering plus five year warrants exercisable at $.01 per share equal to 10% of the securities sold in the offering.

         Under the agreement, we also granted Noble International Investments, Inc. certain rights of first refusal, we agreed to reimburse Noble International Investments, Inc. for the expenses incurred by them in rendering these services to us and we agreed to indemnify Noble in certain circumstances.

         Under the consulting agreement, a monthly consulting fee of $10,000 has been incurred and $120,000 remains payable at September 30, 2001. In connection with private placements of our securities November 2000 to January 2001 in which Noble served as our placement agent, we agreed to pay Noble International Investments, Inc. fees and expenses of $42,900. We also issued Noble International Investments, Inc. placement agent warrants to purchase 22,000 shares of our common stock at an exercise price of $1.50 per share. In connection with the private placement of our securities in between April 2001 and September 2001 in which Noble International Investments, Inc. acted as placement agent, Noble received $60,402 for fees and expenses, and we issued warrants to purchase an aggregate of 40,268 shares of our common stock at an exercise price of $1.50 per share. Finally, in connection with the private placement of our securities in September 2001 in which Noble International Investments, Inc. acted as co-placement agent, we paid Noble $97,500 in fees and expenses and we issued warrants to purchase an aggregate of 87,500 shares of our common stock at an exercise price ranging from $1.50 to $2.125 per share.

         In December 2000, Mr. Nico P. Pronk loaned us $50,000 under a 6% unsecured demand note. In the six months ended June 30, 2001, Mr. Pronk lent us an additional $450,000 under a series of 6% demand notes which are secured by all of our assets. Finally, in July 2001, Mr. Pronk loaned us an additional $230,000, and we issued a 6% secured demand note. These funds were used by us for general working capital.

         We paid commissions of $72,034 and $95,585 for sales of our products in the years ended June 30, 2001 and 2000, respectively, to business associates who are immediate family members of Stephanie McAnly, our former president.

                             PRINCIPAL SHAREHOLDERS

         At November 30, 2001, there were an aggregate of 6,848,313 shares of common stock and 221,458 shares of our Series A Convertible Preferred Stock issued and outstanding. The common stock and Series A Convertible Preferred Stock are the classes of our voting securities. The following table sets forth, as of November 30, 2001, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;

         -        each director;

         -        each executive officer; and

         -        all executive officers and directors as a group.

         Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 6501 NW Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487.

         We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

Title of                   Name of                            Amount and Nature of               Percentage
Class                      Beneficial Owner                   Beneficial Ownership                 of Class
---------                  ----------------                   --------------------               ------------

Common Stock
------------

                           Sonny Spoden (1)                     105,000                           1.5%
                           Nico P. Pronk (2)                    391,759                           5.7%
                           Nico Pronk, Sr. (3)                  400,000                           5.8%
                           Beverly Sassoon
                                International, LLC (4)          607,034                           8.8%

                           Stanford Venture
                                Capital Holdings, Inc. (5)    1,543,748                          22.5%
                           Beverly Sassoon (6)                2,250,000                          32.8%
                           Elan Sassoon (7)                   2,000,000                          29.2%
                           Capital Distributors, LLC (8)        350,000                           5.1%
                           All executive officers
                           and directors as a group
                           (three people)(1)(2)                 496,759                          7.2%

                                       31


Series A Convertible
Preferred Stock
---------------

                           Sonny Spoden                               -                              -
                           Nico P. Pronk                        200,000                           90.3%
                           Atlas Partners                        16,000                            7.2%
                           All executive officers
                           and directors as a group
                           (three people)                       200,000                           90.3%


(1) Includes 75,000 shares issuable upon the exercise of options exercisable at $2.50 per share, and 30,000 shares issuable upon the exercise of options exercisable at $2.50 per share, but excludes options to options to purchase an additional 30,000 shares at $1.50 per share which have not yet vested.

(2) Includes 199,884 shares issuable upon the exercise of warrants exercisable at a range of $1.50 to $2.125 per share. Mr. Pronk's address is c/o Noble Financial International Investments, Inc., 6501 Congress Avenue, Suite 100, Boca Raton, Florida 33487.

(3) Includes 21,000 shares issuable upon conversion of a our outstanding 0% convertible debentures in the principal amount of $105,000. Mr. Pronk's address is c/o 6501 Congress Avenue, Suite 100, Boca Raton, Florida 33487.

(4) Beverly Sassoon International, LLC.' s address is P.O. Box 267145, Weston, FL 33326- 7145. Beverly Sassoon and Elan Sassoon are the managing members and control persons of Beverly Sassoon International, LLC.

(5) Includes 375,000 shares issuable upon exercise of warrants at an exercise price of $1.50 per share, 125,000 shares issuable upon exercise of options at an exercise price of $0.001 per share, and 43,748 shares owned by Stanford Group Company, a wholly owned subsidiary of Stanford Venture Capital Holdings, Inc. Stanford Venture Capital Holdings, Inc.'s address is 5050 Westheimer Road, Houston, Texas 77056.

(6)      Ms. Sassoon's address is P. O. Box 267145, Weston, FL 33326-7145.

(7)      Mr. Sassoon's address is P. O. Box 267145, Weston, FL 33326-7145.

(8) Capital Distributors, LLC is a controlled by Beverly Sassoon and Elan Sassoon and its address is P. O. Box 267145, Weston, FL 33326-7145.

CHANGE IN CONTROL

         Shares of our common stock are each entitled to one vote per share on any matter brought before a meeting of our shareholders. The shares of our Series A Convertible Preferred Stock which we issued and sold in September 2000 entitles each holder to 75 votes for each share at a meeting of our shareholders, and the holders are entitled to vote together as a single class with holders of common stock with respect to any question or matter upon which holders of our common stock have the right to vote. The Series A Convertible Preferred Stock also entitles the holders to vote as a separate class. Mr. Nico P. Pronk, a member of our board of directors, owns approximately 90% of the issued and outstanding shares of our Series A Convertible Preferred Stock. The issuance of the Series A Convertible Preferred Stock to Mr. Pronk resulted in a change in control of International Cosmetics Marketing.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 25,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 226,000 shares have been designated as Series A Convertible Preferred Stock. The remaining 4,774,000 shares of our preferred stock remain without designation. As of the date of this prospectus, there are 6,848,313 shares of common stock and 221,458 shares of Series A Convertible Preferred Stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights and holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A Convertible Preferred Stockholders, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

         Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

         The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES A CONVERTIBLE PREFERRED STOCK

         In September 2000 our board of directors created a series of 226,000 shares of our preferred stock and designated that series as Series A Convertible Preferred Stock. The designations, rights and preferences of the Series A Convertible Preferred Stock include:

         *        the stated value of each share is $2.50 per share,

         * the shares are not redeemable without the consent of the holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock; provided that if the holders have not converted their shares of Series A Convertible Preferred Stock into shares of our common stock before September 30, 2005, at our option we can redeem the Series A Convertible Preferred Stock at a redemption price of $7.50 per share,

         * each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at the option of the holder at $1.00 per share, as adjusted. The conversion price will be further adjusted for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities at below $1.00.

         * the shares of Series A Convertible Preferred Stock does not pay any dividends,

         * each share of Series A Convertible Preferred Stock carries voting rights equal to 75 votes, and

         * so long as the shares of Series A Convertible Preferred Stock are outstanding, we cannot take certain actions without the approval of the holders of a majority of the issued and outstanding shares, including:

                  - sell, convey, or otherwise dispose of or encumber all or substantially all of our property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of International Cosmetics Marketing is transferred or disposed of;

                  - alter or change the rights, preferences or privileges of shares of Series A Convertible Preferred Stock;

                  - increase or decrease the total number of authorized shares of Series A Convertible Preferred Stock;

                  - authorize or issue, or obligate our company to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the Series A Convertible Preferred Stock;

                  - redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of our securities;

                  -        amend our articles of incorporation or bylaws;

                  -        change the authorized number of our directors;

                  - declare, order or pay any dividends on any class of securities;

                  - adjust the salary of our executive officers, directors, executive level independent contractors and key employees;

                  -        make any capital expenditures in excess of $15,000;

                  -        issue new shares of our capital stock;

                  - enter into or approve any agreement or contract for the purchase of goods, services or other items between us and a shareholder or a member of a shareholder's immediate family; or

                  - make any commission payment to any independent business associate in excess of $15,000.

         We granted the holders of the Series A Convertible Preferred Stock certain demand and piggy-back registration rights covering the shares of our common stock issuable upon the conversion of the Series A Convertible Preferred Stock.

WARRANTS

         We have issued and outstanding warrants to purchase a total of 1,237,268 shares of our common stock, including:

         * warrants to purchase 250,000 shares of our common stock at an exercise price of $1.50 per share expiring in October 2005 were issued by us to Noble International Investments, Inc. as partial compensation for fees due under a consulting agreement. These warrants, which have been transferred to the principals of Noble International Investments, Inc., contain a cashless exercise provision,

         * warrants to purchase 62,268 shares of our common stock at an exercise price of $1.50 per share expiring between January 2006 and September 2006 were issued by us to Noble International Investments, Inc. as additional consideration paid for its services in a private placement of our securities in June 2001 in which Noble acted as placement agent. These warrants contain a cashless exercise provision,

         * warrants to purchase 750,000 shares of our common stock at an exercise price of $2.125 expiring in September 2006 were issued by us in a private placement of our securities in September 2001,

         * warrants to purchase 175,000 shares of our common stock at an exercise prices ranging from $1.50 to $2.125 per share expiring in September 2006 were issued by us as additional consideration paid to Noble International Investments, Inc. and Stanford Financial Group which acted as placement agent for us in the September 2001 private placement of our securities. These warrants contain a cashless exercise provision.

NON-PLAN OPTIONS

         In addition to options we have granted under our 1997 stock option plan, from time to time we have granted options to purchase shares of our common stock. At November 30, 2001, we have options to purchase an aggregate of 4,740,000 shares of our common stock outstanding, including:

         * option to purchase 4,600,000 shares of our common stock at an exercise price of $0.001 per share were issued by us to Beverly Sassoon, Elan Sassoon and Capital Distribution, LLC in August 1999 in conjunction with the exclusive license agreement entered into by us with Ms. Sassoon, Mr. Sassoon and Beverly Sassoon International, LLC. These options contain a cashless exercise provision, and

         * options to purchase 140,000 shares of our common stock at an exercise price of $1.50 per share expiring in March 2004 were issued by us in April 2001 as consideration for consulting services.

0% CONVERTIBLE DEBENTURES

         During the year ended June 30, 2000, we issued 0% convertible debentures in the aggregate principal amount of $2 million to an unaffiliated third party in a private transaction exempt from registration under the Securities Act of 1933. We used these funds for general working capital. In June 2000, the debenture holder converted an aggregate of $1,895,000 principal amount of the debentures according to their terms into 379,000 shares of our common stock at a conversion price of $5.00 per share. The remaining $105,000 principal amount of the debentures remains outstanding. The 0% convertible debenture pay no interest and is due and payable on October 11, 2002. We do not have the right to prepay the principal amount nor redeem the debentures, and no sinking fund has been established. In the event that we decline to repay the remaining amount at maturity, the convertible debenture will be automatically converted into shares of our common stock at a conversion ratio of $5.00 per share. We agreed to not take certain actions without the consent of the holder so long at the 0% convertible debentures are outstanding, including:

         *        declaring, ordering or paying any dividends;

         *        redeeming any securities;

         * adjusting the salary and benefits of our employees who are also our officers;

         *        selling all or substantial all of our assets;

         * undertaking a merger, consolidation, liquidation or capitalization;

         *        increasing or decreasing the number of our directors;

         * commencing any new business venture, new office, or investment or acquisition of any new entity which would require an investment of $25,000 or more;

         *        authorize or issue new shares of our common stock;

         * enter into or approving any agreement or contract for the purchase of goods, services or other items between us and a shareholder or a member of a shareholder's immediate family; or

         *        entering into a contract for employment or for a consultant.

REGISTRATION RIGHTS

         In addition to the demand and piggy-back registration rights we granted Stanford Venture Capital Holdings, Inc. covering 1,000,000 shares of our common stock and 1,000,000 shares of our common stock underlying warrants and options held by Stanford Venture Capital Holdings, Inc., we have granted the holders of 2,133,341 shares of our common stock (including shares issuable upon the conversion of our Series A Convertible Preferred Stock and 0% convertible debentures), as well as holders of outstanding options and warrants which are exercisable into 1,360,880 shares of our common stock demand and piggy-back registration rights for the holders of the Convertible Preferred Stock. Our obligation to register the shares ceases when such securities have been effectively registered under the Securities Act and have been disposed of pursuant to an effective registration statement covering such shares, when such securities are distributed to the public pursuant to Rule 144 of the Securities Act or when such securities may be sold or transferred pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act are generally required to bear all expenses of these registrations, except underwriting discounts and commissions.

TRANSFER AGENT

         Our transfer agent is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321. Its telephone number is 954-725-4954.

                            SELLING SECURITY HOLDERS

         On September 7, 2001, we sold 1,000,000 shares of our common stock and common stock purchase warrants to purchase 750,000 shares of our common stock to Stanford Venture Capital Holdings, Inc. for an aggregate purchase price of $1,500,000 in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) of that act. The five year warrants are exercisable at $2.125 per share. Noble International Investments, Inc. and Stanford Group Company, an affiliate of Stanford Venture Capital Holdings, Inc., acted as placement agents in the transaction. We paid compensation of an aggregate of $195,000 in cash and five year placement agent warrants exercisable into an aggregate of 175,000 shares of our common stock, of which 100,000 warrants are exercisable at $1.50 per share and 75,000 warrants are exercisable at $2.125 per share.

         We granted Stanford Venture Capital Holdings, Inc. the right to have a representative appointed to our board of directors. As of the date of this prospectus, no representative of Stanford Venture Capital Holdings, Inc. has been designated by that company or appointed by our board members. Contemporaneously with the closing, Stanford Venture Capital Holdings, Inc. also purchased options to purchase 250,000 shares of our common stock from a non-affiliate option holder in a private transaction exempt from registration under the Securities Act in reliance on Section 4(1) of that act.

We did not receive any proceeds from the sale of these options. The options are exercisable at $.001 per share until August 19, 2019.

         The agreement with Stanford Venture Capital Holdings, Inc. contains certain anti-dilution provisions if we should issue shares of our common stock or instruments convertible or exercisable into shares of our common stock at a purchase price or an exercise price per share less than $2.125. We agreed to file a registration statement with the SEC to permit the public resale of the shares of our common stock included in the transaction, including the shares issuable upon the exercise of the warrants, the placement agent warrants and the options, within 90 days from the closing date of the transaction. This prospectus forms a part of that registration statement. We also granted the purchaser certain demand and piggy-back registration rights. We agreed to use our best efforts to have the registration statement declared effective and remain effective until all registrable securities covered by the registration statement have been sold pursuant to the registration statement. In the event that the registration statement filed by us pursuant to a demand by Stanford Venture Capital Holdings, Inc. fails to remain effective until all registrable securities have been sold, then the exercise price of the warrants will automatically be reduced by 50%.

         The following table sets forth

         o        the name of each selling security holder,
         o        the number of shares owned, and
         o the number of shares being registered for resale by each selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.

                                            Number          Percentage       Shares         Shares to      Percentage
                                            of shares       owned before     to be          be owned       owned after
Name of selling security holder             owned           offering         offered        after offering offering
-------------------------------             -----           --------         -------        -------------- --------

Alan T. Brown Associates (1)                190,000         2.8%             190,000        0              -
Atlas Pearlman, P.A. (2)                     33,658         *                 33,658        0              -
Atlas Partners (3)                           16,000         *                 16,000        0              -
Phil Barretti                                40,000         *                 40,000        0              -
Carmine Bedotto IRA                           8,000         *                  8,000        0              -
Daniel T. Bogar (4)                         135,938         2.0%             135,938        0              -
Robert L. Burchette                          33,333         *                 33,333        0              -
EAI Partners, Inc. (5)                       20,000         *                 20,000        0              -

                                       39




Eive Anderson and
 Lars Gallon, JTWROS                          20,000        *                     20,000    0              -
Elk Associates Funding Corporation (6)        33,350        *                     33,350    0              -
Martin J. Ferkin                              20,000        *                     20,000    0              -
William J. Fusselmann (7)                    135,938        2.0%                 135,938    0              -
Barth A. Green and Kathy
 L. Green                                     66,667        1%                    66,667    0              -
Rickey Greene (8)                             48,612        *                     48,612    0              -
James Haberman                                40,000        *                     40,000    0              -
Barry Helfan and
 Robin Helfan                                 40,000        *                     40,000    0              -
Wayne R. Horne (9)                           199,884        2.8%                 199,884    0              -
Anders Jansson                                 20,000       *                     20,000    0              -
Jeffrey M. Josef and
 Minna Josef                                   40,000       *                     40,000    0              -
Hope Kaufman Revocable Trust                   20,000       *                     20,000    0              -
Peter Leeman                                   20,000       *                     20,000    0              -
Frank Micali Revocable Trust                   33,333       *                     33,333    0              -
Dale and Carol Moquist
 Living Trust                                  20,000       *                     20,000    0              -
Nico Pronk (10)                               400,000       5.8%                  21,000    379,000        5.5%
Osvaldo Pi (11)                               135,938       2.0%                 135,938    0              -
Nico P. Pronk (12)                            399,884       5.5%                 399,884    0              -
Tom Ryan and
 Sherry Ryan                                   40,000       *                     40,000    0              -
Vivian Sisneros and
 Maria Sisneros                                50,000       *                     50,000    0              -
Sonny Spoden (13)                              75,000       1.1%                  75,000    0              -
Stanford Group Company (14)                    43,748       *                     43,748    0              -
Stanford Venture Capital
  Holdings, Inc. (15)                       1,500,000       20.8%              1,500,000    0              -
Ronald M. Stein (16)                          135,938       2.0%                 135,938    0              -
TDF Management, Ltd. (17)                      20,000       *                     20,000    0              -
W&B Investors (18)                              8,000       *                      8,000    0              -
John I. Williams, Jr.                          40,000       *                     40,000    0              -
Dennis L. Williams IRA                         40,000       *                     40,000
                                                                             -----------
                                                                               3,744,221

* represents less than 1%

(1)      Mr. Alan T. Brown is the control person of Alan T. Brown Associates.

(2) Includes 5,458 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock. Charles B. Pearlman is a control person of Atlas Pearlman, P.A, a law firm which renders services to us.

(3) Includes 16,000 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock. Charles B. Pearlman is a control person of Atlas Partners. Atlas Partners is an affiliate of Atlas Pearlman, P.A.

(4) Includes shares issuable upon the exercise of warrants to purchase 93,750 shares of our common stock at an exercise price of $2.125 per share, and shares issuable upon the exercise of a warrant to purchase 10,938 shares of our common stock at exercise prices ranging from $1.50 to $2.125 per share transferred to Mr. Bogar by Stanford Group Company. These securities were acquired by each of Stanford Venture Capital Holdings, Inc. and Stanford Group Company in connection with the above described sale of our common stock and warrants in September 2001.

(5)      Mr. Milton Barbarosh is the control person of EAI Partners, Inc.

(6)      Mr. Gary Grandoff is the control person of Elk Associates Funding
         Corporation.

(7) Includes shares issuable upon the exercise of warrants to purchase 93,750 shares of our common stock at an exercise price of $2.125 per share, and shares issuable upon the exercise of a warrant to purchase 10,938 shares of our common stock at exercise prices ranging from $1.50 to $2.125 per share transferred to Mr. Fusselmann by Stanford Group Company. These securities were acquired by each of Stanford Venture Capital Holdings, Inc. and Stanford Group Company in connection with the above described sale of our common stock and warrants in September 2001.

(8) Includes shares issuable upon the exercise of an option to purchase 48,612 shares of our common stock at an exercise price of 2.50 per share granted to Mr. Greene under our 1997 Stock Option Plan.

(9) Includes shares issuable upon the exercise of a warrant to purchase 125,000 shares of our common stock at $2.50 per share, a warrant to purchase 11,000 shares of our common stock at $1.50 per share, a warrant to purchase 20,134 shares of our common stock at $1.50 per share, a warrant to purchase 43,750 shares of our common stock, with 25,000 exercisable at $1.50 per share and 18,750 exercisable at $2.125 per share. The foregoing warrants were transferred to Mr. Horne by Noble International Investments, Inc. These warrants were acquired by Noble International Investments, Inc. as compensation under the financial advisory agreement or as compensation for its services as our placement agent.

(10) Includes 21,000 shares of our common stock issuable upon the conversion of the remaining principal amount of our 0% convertible debenture.

(11) Includes shares issuable upon the exercise of warrants to purchase 93,750 shares of our common stock at an exercise price of $2.125 per share, and shares issuable upon the exercise of a warrant to purchase 10,938 shares of our common stock at exercise prices ranging from $1.50 to $2.125 per share transferred to Mr. Pi by Stanford Group Company. These securities were acquired by each of Stanford Venture Capital Holdings, Inc. and Stanford Group Company in connection with the above described sale of our common stock and warrants in September 2001.

(12) Includes 200,000 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock, shares issuable upon the exercise of a warrant to purchase 125,000 shares of our common stock at $2.50 per share, a warrant to purchase 11,000 shares of our common stock at $1.50 per share, a warrant to purchase 20,134 shares of our common stock at $1.50 per share, a warrant to purchase 43,750 shares of our common stock, with 25,000 exercisable at $1.50 per share and 18,750 exercisable at $2.125 per share. The foregoing warrants were transferred to Mr. Pronk by Noble International Investments, Inc. These warrants were acquired by Noble International Investments, Inc. as compensation under the financial advisory agreement or as compensation for its services as our placement agent. Mr. Pronk is a member of our board of directors.

(13) Includes shares issuable upon the exercise of options to purchase 75,000 shares of our common stock at 2.50 per share granted to Mr. Spoden under our 1997 Stock Option Plan. Mr. Spoden is an officer and director of our company.

(14) Includes shares issuable upon the exercise of a warrant to purchase 43,748 shares of our common stock at exercise prices ranging from $1.50 to $2.125 per share.

(15) Includes shares issuable upon the exercise of a warrant to purchase 375,000 shares of our common stock at $2.125 per share.

(16) Includes shares issuable upon the exercise of warrants to purchase 93,750 shares of our common stock at an exercise price of $2.125 per share, and shares issuable upon the exercise of a warrant to purchase 10,938 shares of our common stock at exercise prices ranging from $1.50 to $2.125 per share transferred to Mr. Stein by Stanford Group Company. These securities were acquired by each of Stanford Venture Capital Holdings, Inc. and Stanford Group Company in connection with the above described sale of our common stock and warrants in September 2001.

(17)     Mr. Doug Fortney is the control person of TDF Management, Ltd.

(18) Messrs. Carmine Bedotto and Wilson K. Wallace are the control person of W&B Investors.

         None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. Messrs. Bogar, Fusselmann, Pi and Stein are affiliates of Stanford Venture Capital Holdings, Inc. or its subsidiary, Stanford Group Company, a broker/dealer, and received the securities in the transaction described above. Messrs. Nico P. Pronk and Wayne Horne are officers, directors and principals of Noble International Investments, Inc., a broker/dealer, which received the warrants as compensation for investment advisory services rendered to us in the ordinary course of their business. To our knowledge none of these firms or individuals have any arrangement with any person to participate in the distribution of such securities.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be distributed from time to time by the selling security holders including in one or more transactions that may take place on the over-the-counter market at such time, if ever, as a public market for our common stock is established. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell the securities in one or more of the following methods:

         o on the OTC Bulletin Board in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301.

                                     EXPERTS

         The financial statements of International Cosmetics Marketing Co. as of and for the years ended June 30, 2001 and 2000 incorporated by reference in this prospectus have been audited by Daszkal Bolton Manela Devlin & Co., independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, registration statements and other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the SEC's site located at http//www.sec.gov.

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until _________, 2001 (90 days after the date of this Prospectus), all dealers effecting trans actions in the registered securities, whether or not participating in this distribution, may be re quired to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold al lotments or subscriptions.

             TABLE OF CONTENTS

                                         Page
Prospectus Summary......................    2
Risk Factors............................    3               3,744,221 SHARES
Capitalization..........................   12
Use of Proceeds.........................   13                 INTERNATIONAL
Management's Discussion and                              COSMETICS MARKETING CO.
  Analysis or Plan of Operation.........   13
Our Business............................   16
Management..............................   23
Certain Relationships and
    Related Transactions................   29
Principal Shareholders..................   30                  PROSPECTUS
Description of Securities...............   33
Selling Security Holders................   38
Plan of Distribution ...................   42
Legal Matters...........................   44
Experts.................................   44            ________________, 2001
Additional Information..................   44
Financial Statements....................  F-1

                      International Cosmetics Marketing Co.
                          Index to Financial Statements


Condensed Balance Sheet (Unaudited) as of September 30, 2001                 F-2
Condensed Statements of Operations (Unaudited) for the three months ended
    September 30, 2001 and 2000                                              F-3
Condensed Statement of Changes in Stockholder's Equity (Deficiency)
    (Unaudited) for the three months September 30, 2001                      F-4
Condensed Statements of Cash Flows (Unaudited) for the three months ended
    September 30, 2001 and 2000                                              F-5
Notes to Condensed Financial Statements                                      F-7


Independent Auditor's Report                                                F-17
Balance Sheet for the Year Ended June 30, 2001 and 2000                     F-18
Statements of Operations for the Year Ended June 30, 2001 and 2000          F-19
Statement of Changes in Stockholder's Equity (Deficiency)
    for the Year Ended June 30, 2001 and 2000                               F-20
Statements of Cash Flows for the Year Ended June 30, 2001 and 2000          F-21
Notes to Financial Statements                                               F-23

                     International Cosmetics Marketing Co.

                            Condensed Balance Sheet
                                  (Unaudited)

                                                                                September 30,
                                                                                    2001
                                                                                 -----------
                                     ASSETS

Current Assets:
    Cash                                                                         $ 1,513,911
    Accounts receivable, net                                                          23,256
    Inventory, net                                                                   388,509
    Deposits for inventory purchases                                                  24,899
    Prepaid expenses and other current assets                                         24,483
                                                                                 -----------

                    Total current assets                                           1,975,058

Office furniture and equipment, net                                                   66,093
License agreement, net                                                               193,528
Deposits                                                                              57,915
                                                                                 -----------

                    Total assets                                                 $ 2,292,594
                                                                                 ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Demand notes payable to stockholder                                          $   730,000
    Accounts payable                                                                 539,211
    Payables to related parties                                                      194,522
    Accrued liabilities                                                               51,190
                                                                                 -----------

                    Total current liabilities                                      1,514,923

Convertible debentures - stockholder                                                 105,000

Stockholders' equity:
    Preferred stock, $.001 par value, $2.50 liquidation value, 5,000,000
     shares authorized; 221,458 shares issued and outstanding                            221
    Common stock, $.001 par value, 25,000,000
     shares authorized; 6,598,313 shares issued
      and outstanding                                                                  6,598
    Additional paid-in capital                                                     6,591,828
    Accumulated deficit                                                           (5,925,976)
                                                                                 -----------

                    Total stockholders' equity                                       672,671
                                                                                 -----------

                    Total liabilities and stockholders' deficiency               $ 2,292,594
                                                                                 ===========



                 The accompanying notes are an integral part of
                      these condensed financial statements.

                     International Cosmetics Marketing Co.

                       Condensed Statements of Operations
                                  (Unaudited)

                                                     Three Months         Three Months
                                                        Ended                Ended
                                                    September 30,         September 30,
                                                       2001                  2000
                                                    -----------          -----------
Net sales                                           $   648,750          $   699,021

Cost of sales                                           258,750              256,549
                                                    -----------          -----------

Gross profit                                            390,000              442,472

Operating expenses:
    Commissions                                          31,883              281,499
    Royalty and other expense - licensors                71,750               75,000
    Selling, general and administrative                 418,163              403,474
                                                    -----------          -----------

Total operating expenses                                521,796              759,973
                                                    -----------          -----------

Operating loss                                         (131,796)            (317,501)
                                                    -----------          -----------

Other income (expense):
     Forgiveness of debt                                  6,690               26,475
     Interest income                                      1,705                   --
     Interest expense                                   (12,256)              (1,280)
                                                    -----------          -----------

                                                         (3,861)              25,195
                                                    -----------          -----------

Loss before income taxes                               (135,657)             292,306

Provision for income taxes                                   --                   --
                                                    -----------          -----------

Net loss                                            $  (135,657)         $   292,306
                                                    ===========          ===========

Net loss per share:
    Basic                                           $     (0.02)         $      0.06
    Diluted                                         $        --          $        --
Weighted average common shares outstanding:
    Basic                                             5,804,044            4,749,208
    Diluted                                           5,804,044            4,749,208



                 The accompanying notes are an integral part of
                      these condensed financial statements.

                      International Cosmetics Marketing Co.

       Condensed Statement of Changes in Stockholders' Equity (Deficiency)
                  For The Three Months Ended September 30, 2001

                                                                                                                          Total
                                           Preferred                   Common                  Additional              Stockholders'
                                             Stock         Preferred   Stock        Common      Paid-in    Accumulated     Equity
                                             Shares          Stock     Shares       Stock       Capital      Deficit    (Deficiency)
                                             ------          -----     ------       -----       -------      -------    -----------
Balances at June 30, 2001                    221,458  $       221    5,488,963  $     5,489  $ 5,176,352  $(5,790,319)  $  (608,257)

     Issuance of common stock at $1.50
    per share, net of issuing costs               --           --      109,350          109      138,356           --       138,465

     Issuance of common stock and
    warrants at $1.50 per share, net of
    issuing costs                                 --           --    1,000,000        1,000    1,270,661           --     1,271,661

    Stock options - licensors                     --           --           --           --        6,459           --         6,459

    Net loss                                      --           --           --           --           --     (135,657)     (135,657)
                                           ---------  -----------  -----------  -----------  -----------  -----------   -----------

Balances at September 30, 2001               221,458  $       221    6,598,313  $     6,598  $ 6,591,828  $(5,925,976)  $   672,671
                                           =========  ===========  ===========  ===========  ===========  ===========   ===========












                 The accompanying notes are an integral part of
                      these condensed financial statements.

                      International Cosmetics Marketing Co.

                       Condensed Statements of Cash Flows
                                  (Unaudited)


                                                                                Three Months    Three Months
                                                                                   Ended         Ended
                                                                                September 30,  September 30,
                                                                                    2001          2000
                                                                                 -----------   -----------
Cash Flows From Operating Activities:
    Net loss                                                                     $  (135,657)  $  (292,306)
    Adjustments to reconcile net loss to net cash used
      in operations:
        Depreciation expense                                                           7,500         7,946
        License amortization expense                                                   3,477         3,477
        Provision for uncollectible acccounts                                         11,642            --
        Consulting and legal expense                                                      --         2,083
        Stock options - licensors                                                      6,459        12,126
        Changes in operating assets and liabilities:
            Accounts receivable                                                      (20,898)        9,174
            Inventory                                                               (165,919)      165,367
            Deposits for inventory purchases                                          55,236            --
            Prepaid expenses and other current assets                                  4,839        38,626
            Accounts payable                                                          25,224        33,794
            Payable to related parties                                               (28,096)      (23,250)
            Accrued liabilities                                                       24,192       (22,013)
                                                                                 -----------   -----------

                    Net cash used in operating activities                           (212,001)      (64,976)

Cash Flows From Investing Activities:
    Purchase of computer equipment                                                    (3,800)           --
                                                                                 -----------   -----------

                    Net cash used in investing activities                             (3,800)           --

Cash Flows from Financing Activities:
     Proceeds from issuance of notes payable to stockholder                          230,000            --
     Proceeds from issuance of common stock and warrants, net of issuance costs    1,410,126            --
    Proceeds from issuance of preferred stock                                             --       500,000
                                                                                 -----------   -----------

                    Net cash provided by financing activities                      1,640,126       500,000

                    Net increase in cash                                           1,424,325       435,024

Cash, beginning of period                                                             89,586         4,739
                                                                                 -----------   -----------

Cash, end of period                                                              $ 1,513,911   $   439,763
                                                                                 ===========   ===========


                 The accompanying notes are an integral part of
                      these condensed financial statements.

                      International Cosmetics Marketing Co.

                       Condensed Statements of Cash Flows
                                  (Unaudited)


                                                                                     Nine Months         Nine Months
                                                                                        Ended              Ended
                                                                                       March 31,          March 31,
                                                                                         2001               2000
                                                                                      ----------         ---------
Supplemental disclosure of cash flow information:
    Interest paid                                                                     $   20,558         $      --
    Income taxes paid                                                                 $       --         $      --

Supplemental Disclosure of Noncash Investing and Financing Activities for the three months ended September 30, 2001:
    Options of certain licensors valued at $12,126

Supplemental Disclosure of Noncash Investing and Financing Activities for the three months ended September 30, 2000:
    Options of certain licensors valued at $12,126
    21,900 shares of common stock issued in settlement of accounts payable at $2.50 per share
    18,000 shares of common stock issued in settlement of advance payable to related parties at $2.50 per share
    400,000 shares of common stock cancelled at par value 5,458 shares of preferred stock issed in settlement of legal fees payable at $2.50 per share
    16,000 shares of preferred stock issued in settlement of advance payable to related parties at $2.50 per share






                 The accompanying notes are an integral part of
                      these condensed financial statements.

International Cosmetics Marketing Co.
Notes to Condensed Financial Statements (Unaudited)
For the three months ended September30, 2001 and 2000

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements, which are for interim periods, do not include all disclosures provided in the annual financial statements. These unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Item 310b of Regulation S-B. These unaudited financial statements should be read in conjunction with the financial statements and the footnotes thereto contained in the Annual Report on Form 10-KSB for the year ended June 30, 2000 of International Cosmetics Marketing Co, (the "Company"), d/b/a Beverly Sassoon & Co., as filed with the Securities and Exchange Commission.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year.

The Company prepares its financial statements on the accrual basis of accounting, recognizing income when earned and expenses when incurred.

2.  THE COMPANY

The Company has the exclusive worldwide rights to use the names and likenesses of Beverly Sassoon and Elan Sassoon.

The Company commenced operations in late 1999 to develop and distribute a variety of skin care and nutritional products branded with the Beverly Sassoon and Elan Sassoon names. Following the initial test phase from December 1999 through February 2001 using a network marketing method of distribution, the Company developed products for retail distribution. In the quarter ended September 30, 2001, the Company had its first sales to two retail customers.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to change in the near term include reserves for excess and obsolete inventory and sales returns and allowances.

Revenue Recognition - The Company recognizes revenue at the time the product is shipped to the Company's customers.

Sales returns and allowances - Accruals for sales returns and allowances are based on industry experience and the Company's limited experience to date.

Inventories - Inventories are recorded at the lower of cost or market. Cost is determined by the average method while market is determined by replacement cost for raw materials and net realizable value for finished goods. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment - Property and equipment are recorded on the basis of historical cost. Depreciation of equipment is computed using the straight-line method over the assets' estimated useful lives, ranging from 3 years to 5 years. Gain or loss on disposition of assets is recognized currently. Repairs and maintenance are charged to expense as incurred. Major replacements and enhancements are capitalized and depreciated over the remaining useful lives of the assets.

Intangible Assets - Intangible assets consists of a license agreement that was acquired with cash and common stock. The license agreement is being amortized on the straight-line basis over 16 years.

Advertising Expense -- Advertising expense is recognized as incurred. The Company had no advertising expense in the three months ended September 30, 2001 and 2000.

Stock Based Compensation - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock Based Compensation," which is effective for the accompanying financial statements of the Company. SFAS 123 requires extended disclosures of stock based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to apply Accounting Principles Board Opinion No. 25 (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company accounts for its stock based compensation awards to employees under the provisions of APB 25, and will disclose the required pro forma effect on net income and earnings per share at such time as options are granted.

Reclassifications -- Certain reclassifications have been made to the condensed financial statements for the three months ended September 30, 2000 to conform with the presentation of the three months ended September 30, 2001.

Accounting Pronouncements -- The Financial Accounting Standards Board ("FASB") has recently issued Statements of Financing Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method and establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are:
1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. SFAS are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 141 and 142 are not expected to have a material effect on the Company's financial position or results of operations.

In June 2001, the FASB also approved for issuance SFAS 143 "Asset Retirement Obligations." SFAS establishes accounting requirements for obligations associated with tangible long-lived assets. The adoption of SFAS 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

4. CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and inventory on hand and on order.

The Company maintains its cash in demand deposit and money market accounts that, at times, may exceed the Federal Deposit Insurance Corporation limits. These balances are maintained with a high quality institution and the Company has not experienced any losses in such accounts.

The Company currently has a concentration in its suppliers for inventory containers, packing and shipping material, and product fulfillment.

In the three months ended September 30, 2001, $625,125 of the Company's sales of $648,750 were with Target Corporation. Sales of the Company's products by Target Corporation have been less than projected and Target Corporation is not expected to reorder these products. The gross profit of the sales to Target Corporation represented 96% of the Company's gross profit for the three months ended September 30, 2001.

5. INVENTORIES

Inventories consist of the following:

Finished goods, net                                                     $222,306
Raw material, net                                                        166,203
                                                                       ---------

                                                                        $388,509

6. ISSUANCE OF COMMON STOCK

In the three months ended September 30, 2001, the Company issued 109,350 shares of common stock for $164,025 ($1.50 per share). In connection with the sale of common stock the Company incurred placement agent fees and expenses of $25,560 and the placement agent has earned five year warrants, exercisable at $1.50 per share, to purchase 10,935 shares of the Company's common stock with registration rights with respect to the common stock underlying the warrants. The Company has granted certain registration rights to the holders of these shares of common stock.

In September 2001, the Company entered into a Stock Purchase Agreement with a venture capital firm for the sale of 1,000,000 shares of the Company's common stock for $1,500,000 ($1.50 per share) and warrants to purchase 750,000 shares of the Company's common stock. The warrants are exercisable for five years at an exercise price of $2.125 per share. Net proceeds to the Company after placement agent fees and expenses of $195,000 (see Note 12) and legal expenses were $1,271,661. The placement agent also earned five year warrants, exercisable at $1.50 per share, to purchase 100,000 shares of the Company's common stock and exercisable at $2.125 to purchase 75,000 shares of the Company's common stock with registration rights with respect to the common stock underlying the warrants (see Note 12). The placement agent fees and expenses and warrants were allocated equally between the placement agent and the venture capital firm. The Company has agreed to file a Registration Statement as promptly as practicable (but in any event within 90 days) and to use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable thereafter. Additionally, the Registration Rights Agreements provides for one demand registration right and certain piggyback registration rights. In connection with this transaction, the Company's major preferred stockholder (see Note13) has agreed to vote his and each transferee of his shares of Common Stock or Preferred Stock to elect a director nominated by the Board on behalf of the venture capital firm. This agreement shall terminate upon the earlier of September 7, 2003 or any event which results in the venture capital firm at any time being the beneficial owner of less than fifty percent of the securities acquired from the Company.

Contemporaneously with the closing of the Stock Purchase Agreement, the venture capital firm purchased 250,000 options of the Company from a non-affiliate option holder. The Company did not receive any proceeds from the sale of these options by the selling option holder. Subsequent to September 30, 2001, these options for 250,000 shares of the Company's common stock were exercised at a price of $.001 per share. These options had been purchased from a former member of Beverly Sassoon International, LLC

7.  COMMITMENTS AND CONTINGENCIES

Exclusive worldwide license agreement - On August 19, 1999, the Company entered into an exclusive worldwide license agreement with Beverly Sassoon International, LLC (a Florida limited liability company), Beverly Sassoon and Elan Sassoon. The agreement was modified in October 2000 and amended in March 2001. The agreement grants the Company the rights to utilize Ms. Sassoon's and Mr. Sassoon's names and likenesses with the manufacturing and promotion of products, except for hair care products (as defined). The term of this Exclusive License Agreement is 99 years, with a 99-year renewal at the Company's option.

The Company retains full control over the manufacturing, development and marketing of the Company's products. Also, Ms. Sassoon and Mr. Sassoon, through Beverly Sassoon International, LLC, will consult with the Company in connection with product development and marketing.

Under the amended agreement, the Company pays Beverly Sassoon International, LLC a royalty which is the greater of (i) $68,250 for each fiscal quarter in six equal installments on the 1st and 15th of each month or (ii) a payment within 5 days after the Company files its quarterly and annual financial statements with the Securities and Exchange Commission equal to (A) 2% of estimated annual gross revenue (as defined) up to $22,500,000, plus (B) 1.25% of estimated annual gross revenues from $22,500,000 up to $45,000,000, plus (C) .75% of estimated annual gross revenues exceeding $45,000,000. Notwithstanding the foregoing the minimum payment shall be automatically increased to $75,000 for each fiscal quarter in which the Company reports net income before depreciation and income taxes. Under the amended agreement, the royalty payment termination date of August 19, 2001 was changed to the period of the Exclusive License Agreement.

Leases - The Company has certain non-cancelable operating leases for its corporate office space and office equipment. Rent expense was $19,416 and $18,415 for the three months ended September 30, 2001 and 2000, respectively.

Contingencies - On November 7, 2000, a lawsuit was filed against the Company, its licensors (Beverly Sassoon International, LLC ("BSI") and Beverly Sassoon), and others. The complaint alleges, among other things, that the Company is a successor in interest to BSI and that BSI and other defendants fraudulently induced an elderly investor to loan $150,000 to BSI prior to the time of the Company's license agreement or association with BSI, Ms. Beverly Sassoon and Mr. Elan Sassoon. The complaint alleges breach of contract, fraud, financial abuse of an elderly adult and conspiracy. Damages in excess of $150,000 and punitive damages are being sought. The Company denies all liability related to the plaintiff's claims, and the Company intends to continue defending itself vigorously. In October 2001, the court denied the Company's Motion for Summary Judgment on the issue of successor liability, but granted the Company's Motion for Summary Adjudication on the claims of conspiracy and financial elder abuse. The plaintiff has indicated seeking appellate review by way of writ of mandate of the trial court's ruling granting summary adjudication in favor of the Company. The plaintiff has filed a motion for leave to amend the complaint to add an allegation of alter ego liability against the Company. The case is set for trial in March 2002. No provision for loss regarding these claims has been recorded in the accompanying financial statements.

In the latter part of October 2001, Target Corporation requested allowances for certain retail price reductions on product purchased from the Company and to return certain product for refund. The Company does not believe that it is obligated for these costs but is considering the requests. No provision for sales returns and allowances has been recorded in the accompanying financial statements.

8.  RELATED PARTIES

In the quarter ended September 30, 2001, the Company's controlling preferred stockholder loaned the Company $230,000 pursuant to a series of 6% demand notes under a security agreement. Under the security agreement, the notes are secured by all assets of the Company. Subsequent to September 30, 2001, the Company paid $230,000 of these notes leaving $500,000 payable. The Company incurred interest expense of $10,058 and paid accrued interest of $20,558 on these notes in the three months ended September 30, 2001

Legal fees of $33,360 and $17,891 were incurred for the quarters ended September 30, 2001 and 2000, respectively, from a law firm whose principals and affiliates are stockholders of the Company. During the three months ending September 30, 2001, the Company paid this law firm $50,495 leaving $59,759 payable to the law firm as of September 30, 2001. Legal fees of $13,645 of this law firm from prior to July 1, 2000 were converted into preferred stock in the quarter ended September 30, 2000.

Public relations expense and related expenses of $16,973 were incurred with a public relations firm that is a stockholder of the Company in the three months ended September 30, 2001.

The Company has an Indemnification Agreement, as amended, with Beverly Sassoon, Elan Sassoon, and Capital Distributors, LLC, an entity controlled by Beverly Sassoon and Elan Sassoon, whereby certain stock options to purchase 200,000 shares of the Company's common stock held by these parties can be cancelled by the Company under certain circumstances.

On October 13, 2000, the Company entered into a consulting agreement for financial advisory and investment-banking services with an NASD broker dealer as summarized in Note 11. Under this agreement, consulting expense of $30,000 was incurred in the three months ended September 30, 2001. Subsequent to September 30, 2001, the Company paid $70,000 of the $120,000 of consulting fees payable as of September 30, 2001. Additionally, on November 22, 2000, the Company entered into a Placement Agent Agreement with this NASD broker dealer in connection with the planned sale of stock. Under the agreement, the Company pays a fee equal to ten percent of the price of each share sold by or through the placement agent and an expense allowance equal to three percent of the gross proceeds of stock sold. In connection with shares of common stock sold for $1,109,360 in the three months ended September 30, 2001, the Company incurred fees and expenses to the placement agent of $216,323 which have been charged against additional paid-in capital (see Note 5).

During the quarter ended September 30, 2001, the Company paid $15,417 to a stockholder to retire an advance payable. During the quarter ended September 30, 2000, an advance payable to a stockholder for $45,000 was converted into the Company's common stock at $2.50 per share. During the quarter ended September 30, 2000, an advance payable to an affiliate of a stockholder of $40,000 was converted into convertible preferred stock.

During the quarter ended September 30, 2000, liabilities aggregating $54,749 under a verbal consulting agreement with a stockholder and a related distributor were converted to 39,900 shares of the Company's common stock at $2.50 per share.

During the quarter ended September 30, 2000, two consulting agreements with companies affiliated with a stockholder were terminated. The 400,000 shares of the Company's common stock conditionally issued to these entities in the year ending June 30, 2000 were returned to the Company and cancelled in September 2000.

Commissions of $46,827 were paid to distributors of the Company who were immediate family members of the Company's former president during the quarter ended September 30, 2000. Commission of $5,778 were paid to Capital Distributors, LLC, an entity controlled by Beverly Sassoon and Elan Sassoon during the quarter ended September 30, 2000.

9.   INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting For Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for temporary differences, operating loss carry-forwards, and tax credit carry-forwards.

A temporary difference is a difference between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the asset is recovered or the liability is settled. Deferred taxes represent the future tax return consequences of these differences.

The Company has not recognized any benefit of such net operating loss carry-forwards in the accompanying financial statements in accordance with the provisions of SFAS No. 109 as the realization of this deferred tax benefit is not more likely than not. A 100% valuation allowance has been recognized to offset the entire effect of the Company's net deferred tax assets.

10.  CONVERTIBLE DEBENTURES - STOCKHOLDER

During the year ended June 30, 2000, the Company issued 0% convertible debentures to an individual aggregating $2,000,000. In June 2000, the debenture holder converted $1,895,000 of the debentures to 379,000 shares of the Company's common stock at $5.00 per share. If the outstanding debenture of $105,000 at June 30, 2000 is not converted by the debenture holder or paid by the Company on or before October 26, 2002, the debenture shall be automatically converted. The debenture provides for adjustment of the conversion price for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities.

Similar to the restrictive provisions of the convertible preferred stock discussed in Note 11, the debentures contain restrictive provisions that significantly limit the authority of the officers and the Board of Directors of the Company.

11.  CONVERTIBLE PREFERRED STOCK AND CONTROL OF THE COMPANY

On September 27, 2000, the Company entered into a stock purchase agreement with related parties to issue 221,458 shares of Series A Convertible Preferred Stock at a stated value of $2.50 per share. The preferred stock has a liquidation preference of $2.50 per share. This preferred stock is convertible into the Company's common stock at $1.50 per share. The stock purchase agreement provides for adjustment of the conversion price for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities. The stock purchase agreement provides the purchasers of the preferred stock certain registration rights. The preferred stock includes no dividend.

The preferred stock entitles each such stockholder to seventy-five (75) votes for each one (1) vote of Common Stock, and shall be entitled to vote together as a single class with holders of Common Stock, with respect to any question or matter upon which holders of Common Stock have the right to vote. The preferred stock also entitles the holders thereof to vote as a separate class.

The stock purchase agreement also requires the Company to obtain the written approval of the holders of at least a majority of the voting power of the outstanding shares of preferred stock for the following: 1) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is transferred or disposed of, 2) alter or change the rights, preferences or privileges of the preferred stock, 3) increase or decrease the total number of authorized shares of the preferred stock, 4) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the preferred stock, 5) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of the Company, 6) amend the

Company's Articles of Incorporation or bylaws, 7) change the authorized number of directors of the Company's board of directors, 8) declare, order or pay any dividends on any class of securities, 9) adjust the salary of executive officers, directors, executive level independent contractors and key employees of the Company, 10) make any capital expenditures in excess of $15,000, 11) issue new shares of capital, 12) enter into or approve any agreement or contract for the purchase of goods, services or other items between the Company, a shareholder or a member of shareholder's immediate family, or 13) make any commission payment to any independent business associate in excess of $15,000.

The preferred stock is not redeemable without the prior express written consent of the holders of a majority of the voting power of all then outstanding shares of the preferred stock. Notwithstanding the foregoing, in the event the holders of the preferred stock have not converted the preferred stock into common stock of the Company by December 31, 2005, the Company shall have the option to redeem the preferred stock at a price of $7.50 per share

12.  FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES CONSULTING CONTRACT

On October 13, 2000, the Company entered into a consulting agreement for financial advisory and investment banking services with an NASD broker dealer. Certain principals of the broker dealer are stockholders of the Company, including the primary convertible preferred shareholder (see Note 9). The agreement provides a monthly consulting fee of $10,000 plus five-year "cashless exercise" warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $1.50 (as adjusted) (subject to adjustment in certain events) for which the broker dealer will have registration rights with respect to the common stock underlying the warrants. Additionally, the agreement provides for payment of a transaction fee equal to 1) 5% of the consideration up to $3,000,000, plus 2) 3% of the consideration from and including $3,000,000 up to $5,000,000, plus 3) 1% of the consideration including and in excess of $5,000,000 for any merger, acquisition, strategic partner relationship, etc. In addition to the consulting fee and transaction fee, the agreement provides for payment of an alternate transaction fee, subject to a minimum of $25,000, for any joint venture, marketing agreement, licensing agreement, strategic partner agreement, etc., and 1) in connection with any equity securities financing in a public offering, a fee to be agreed upon by the Company and the broker dealer;
2) in connection with any equity securities financing in a private placement, a) a cash fee equal to 10% of the gross proceeds raised, plus b) a non-accountable expense fee equal to 3% of the offering price of the securities sold, plus c) the broker dealer shall have the right to purchase, for $.01 each, "cashless exercise" warrants to purchase common stock equal to 10% of the number of shares of common stock sold in equity securities financing. The warrants will have a term of five years and have an exercise price of 100% of the per share price (or conversion price of the securities, if applicable) at which the investors invested in connection with the equity securities financing and will be transferable to broker dealers' employees and affiliates. The broker dealer shall also be granted registration rights with respect to the common stock underlying such warrants which will include at least one demand registration right at the Company's cost and an unlimited number of piggyback registration rights; 3) in connection with any debt securities financing, such amount as shall be agreed upon by the Company and the broker dealer; 4) in connection with any bank financing that is consummated prior to termination of this agreement in which the broker dealer acts as arranger, the Company shall pay the broker dealer aggregate arrangement fees in an amount to be agreed upon, payable on the date of execution of definitive documentation with respect thereto, which fee shall be in addition to any fee payable to any affiliate of the broker dealer that may act as agent or a member of a lending syndicate or otherwise as a participant in any such bank financing.

The term of this agreement is for the three years ending October 12, 2003 and is renewable by mutual consent. The agreement provides that the Company agrees to retain the broker dealer on an exclusive basis in connection with a possible transaction, alternate transaction or financing for the term of the agreement.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

GENERAL

The Company was incorporated in Florida on July 14, 1995 under the name CindyCo, Inc. In August 1999, the Company changed its name to International Cosmetics Marketing Co. (the "Company") and concurrently entered into an agreement with Beverly Sassoon International, L.L.C., Beverly Sassoon and Elan Sassoon which grants the Company the exclusive worldwide rights to use the names and likenesses of Beverly Sassoon and Elan Sassoon for the marketing of products, except for hair care products (as defined).

The Company commenced operations in late 1999 to develop and distribute a variety of skin care and nutritional products branded with the Beverly Sassoon and Elan Sassoon names. Following the initial test phase from December 1999 through February 2001 using a network marketing method of distribution, the Company developed skin care and sun care products for retail distribution. In the quarter ended September 30, 2001, the Company had its first sales to two retail customers.

RESULTS OF OPERATION

Comparison of the Company's financial information as of September 30, 2001 and for the three months ended September 30, 2001 and 2000:

Company sales commenced December 1999 and net sales for the three months ended September 30, 2001 and 2000 were $648,750 and $699,021, respectively. Sales for the three months ended September 30, 2000 were from direct sales utilizing a network marketing distribution model which was terminated in March 2001. New skin care and sun care products were developed for the retail market and the first such sales were made in July 2001 to Target Corporation. In addition to Target Corporation, the Company has another cosmetics chain of about ninety stores in fourteen states as a customer starting in September 2001. Sales of the Company's products by Target Corporation have been less than projected and Target Corporation is not expected to reorder these products. In the latter part of October 2001, Target Corporation requested allowances for certain retail price reductions on product purchased from the Company and to return certain product for refund. The Company does not believe that it is obligated to honor these requests but is considering the requests. Sales to Target Corporation for the three months ended September 30, 2001 were $625,750 and represented 96% of the Company's sales. The Company has contacted other retailers about purchasing skin care and sun care products from the Company but does not expect to begin obtaining new customers to replace the sales to Target Corporation until the quarter ending March 31, 2002.

Gross profit as a percentage of net sales was 60% of net sales for the quarter ended September 30, 2001, compared to 63% for the quarter ended September 30, 2000. The decrease in gross profit resulted primarily from the Company introducing new products to a new customer base. The gross profit on sales to Target Corporation, which are not expected to be recurring in the future, was 96% of the Company's gross profit for the three months ended September 30, 2001.

Commission expense, as a percentage of net sales was 4.9% and 40% for the three months ended September 30, 2001 and 2000, respectively. The decrease in commissions as a percentage of net sales resulted changing from a network marketing distribution model to selling to the retail market.

Royalty and other related expense was $71,750 and $75,000 for the three months ended September 30, 2001 and 2000, respectively. The changes in royalty expense resulted from the royalty agreement being changed in October 2000 and March 2001.

Selling, general and administrative expenses were $418,163 and 65% of net sales for the quarter ended September 30, 2001, compared to $403,474 for the three months ended September 30, 2000.

Net loss decreased by approximately $156,649 for the quarter ended September 30, 2001 compared to a net loss of $292,306 in the quarter ended September 30, 2000 principally as a result of reductions in commissions resulting from termination of the Company's network marketing operations in March

2001. Net loss as a percentage of net sales was 21% for the quarter ended September 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

The Company's principal needs for funds have been for working capital (principally accounts receivable and inventory purchases), commissions, royalty expense, operating expenses, capital expenditures, and the development of operations for the U.S. market. The Company has generally relied on cash flow from issuance of convertible debentures, preferred stock, common stock, and notes payable (primarily secured) of approximately $3,835,000 in the period August 1999 through June 30, 2001, and cash collected on product sales of approximately $3,785,000 in the period December 1999 through September 30, 2001.

In the three months ended September 30, 2001, the Company issued 109,350 shares of common stock for $164,025 ($1.50 per share). In connection with the sale of common stock the Company incurred placement agent fees and expenses of $25,560 and the placement agent has earned five year warrants, exercisable at $1.50 per share, to purchase 10,935 shares of the Company's common stock with registration rights with respect to the common stock underlying the warrants. The Company has granted certain registration rights to the holders of these shares of common stock.

In September 2001, the Company entered into a Stock Purchase Agreement with a venture capital firm for the sale of 1,000,000 shares of the Company's common stock for $1,500,000 ($1.50 per share) and warrants to purchase 750,000 shares of the Company's common stock. The warrants are exercisable for five years at an exercise price of $2.125 per share. Net proceeds to the Company after placement agent fees and expenses of $195,000 and legal expenses were $1,271,661. The placement agent also earned five year warrants, exercisable at $1.50 per share, to purchase 100,000 shares of the Company's common stock and exercisable at $2.125 to purchase 75,000 shares of the Company's common stock with registration rights with respect to the common stock underlying the warrants. The placement agent fees and expenses and warrants were allocated equally between the placement agent and the venture capital firm. The Company has agreed to file a Registration Statement as promptly as practicable (but in any event within 90 days) and to use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable thereafter. Additionally, the Registration Rights Agreements provides for one demand registration right and certain piggyback registration rights. In connection with this transaction, the Company's major preferred stockholder has agreed to vote his and each transferee of his shares of Common Stock or Preferred Stock to elect a director nominated by the Board on behalf of the venture capital firm. This agreement shall terminate upon the earlier of September 7, 2003 or any event which results in the venture capital firm at any time being the beneficial owner of less than fifty percent of the securities acquired from the Company.

The Company is currently generating negative cash from operations. For the three months ended September 30, 2001, the Company had negative cash flow from operations of $212,001. This negative cash flow from operations is primarily related to the Company's net loss and increases in accounts receivable and inventory. Since sales of the Company's products by Target Corporation have been slower than expected and Target Corporation is not expected to reorder these products, the Company's previously expected revenues and cash inflows are adversely affected and the Company is dependent upon obtaining new customers. This situation with Target Corporation may hinder the Company in attracting business from certain potential new customers. The Company does not expect to begin obtaining new customers to replace the sales to Target Corporation until the quarter ending March 31, 2002. The Company may also be required to spend additional amounts on packaging design and advertising to attract new customers.

As of September 30, 2001, working capital was $460,135. Cash at September 30, 2001 was $1,513,911.

The Company had capital expenditures of $3,800 for the quarter ended September 30, 2001. The Company anticipates minimal, if any, capital expenditures during the remainder of the fiscal year. At

September 30, 2001, the Company has deposits of $24,899 for the purchase of inventory.

The Company leases office space under a non-cancelable operating lease expiring October 31, 2004. Minimum future operating lease obligations at September 30, 2001 were $233,364, including $55,283 for the remainder of fiscal year 2002.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made above, including those in the Liquidity and Capital Resources section, herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by its management over time means that actual events are bearing out as estimated in such forward looking statements.

                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholders
International Cosmetics Marketing Co.


We have audited the accompanying balance sheets of International Cosmetics Marketing Co. as of June 30, 2001and 2000, and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Cosmetics Marketing Co. as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                          /s/ DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
September 27, 2001

                    International Cosmetics Marketing Co.

                                 Balance sheets

                                                                                 June 30,             June 30,
                                                                                   2001                2000
                                                                                -----------         -----------
                                     ASSETS
Current Assets:
    Cash                                                                        $    89,586         $     4,739
    Receivables                                                                      14,000              58,351
    Inventory, net                                                                  222,590             499,617
    Deposits for inventory purchases                                                 80,135              25,245
    Prepaid expenses and other current assets                                        29,322              54,409
                                                                                -----------         -----------
                Total current assets                                                435,633             642,361

Office furniture and equipment, net                                                  69,793              96,200
License agreement, net                                                              197,005             210,912
Deposits                                                                             57,915             126,899
                                                                                -----------         -----------
                Total assets                                                    $   760,346         $ 1,076,372
                                                                                ===========         ===========


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
    Demand notes payable to stockholder                                         $   500,000         $        --
    Accounts payable                                                                513,987             617,116
    Payables to related parties                                                     222,618             142,417
    Accrued liabilities                                                              26,998             117,687
                                                                                -----------         -----------

                Total current liabilities                                         1,263,603             877,220

Convertible debentures - stockholder                                                105,000             105,000

Stockholders' deficiency:
    Preferred stock, $.001 par value, $2.50 liquidation value, 5,000,000
     shares authorized; 221,458 shares issued and outstanding                           221                  --
    Common stock, $.001 par value, 25,000,000
     shares authorized; 5,488,963 and 5,145,730 shares issued
      and outstanding                                                                 5,489               5,146
    Additional paid-in capital                                                    5,176,352           2,046,257
    Accumulated deficit                                                          (5,790,319)         (1,957,251)
                                                                                -----------         -----------

                Total stockholders' deficiency                                     (608,257)             94,152
                                                                                -----------         -----------

                Total liabilities and stockholders' deficiency                  $   760,346         $ 1,076,372
                                                                                ===========         ===========


   The accompanying notes are an integral part of these financial statements.

                    International Cosmetics Marketing Co.

                            Statements of Operations

                                                           Year                Year
                                                          Ended               Ended
                                                         June 30,            June 30,
                                                          2001                 2000
                                                       -----------         -----------

Net sales                                              $ 1,206,369         $ 1,955,710

Cost of sales                                              796,802           1,155,273
                                                       -----------         -----------

Gross profit                                               409,567             800,437

Operating expenses:
    Commissions                                            488,948             590,474
    Royalty and other - licensors                          289,208             250,000
    Selling, general and administrative                  1,494,438           1,851,375
    Stock, stock options and warrants issued to
    licensors and others for services                    1,812,988             105,337
                                                       -----------         -----------

Total operating expenses                                 4,085,582           2,797,186
                                                       -----------         -----------

Operating loss                                          (3,676,015)         (1,996,749)
                                                       -----------         -----------

Other income (expense):
     Forgiveness of debt                                    51,225              51,000
     Interest expense                                      (23,400)             (4,976)
     Loss on disposal of fixed assets                     (184,878)             (1,247)
     Other                                                      --               2,837
                                                       -----------         -----------

                                                          (157,053)             47,614
                                                       -----------         -----------

Loss before income taxes                                (3,833,068)         (1,949,135)

Provision for income taxes                                      --                  --
                                                       -----------         -----------

Net loss                                               $(3,833,068)        $(1,949,135)
                                                       ===========         ===========

Net loss per share:
    Basic                                              $     (0.76)        $     (0.38)
    Diluted                                            $        --         $        --
Weighted average common shares outstanding:
    Basic                                                5,043,032           5,096,822
    Diluted                                              5,043,032           5,096,822



   The accompanying notes are an integral part of these financial statements.

                    International Cosmetics Marketing Co.

           Statement of Changes in Stockholders' Equity (Deficiency)

                                                                                                                          Total
                                       Preferred                 Common                    Additional                  Stockholders'
                                         Stock     Preferred     Stock         Common       Paid-in      Accumulated      Equity
                                        Shares       Stock       Shares         Stock       Capital        Deficit     (Deficiency)
                                        ------       -----       ------         -----       -------        -------     -----------
Balances at June 30, 1999                     --    $    --     7,450,000    $   7,450   $    1,116    $    (8,116) $       450

Cancellation of shares at par value                            (4,000,000)      (4,000)       4,000                          --
Stock issued to licensor                                          900,000          900       21,600                      22,500
Stock issued for legal services                                    28,200           28        9,972                      10,000
Stock issued for consulting services                              400,000          400        9,600                      10,000
Cancellation of shares at par value                               (18,800)         (19)          19                          --
Stock issued for distributor services                               7,330            7       36,643                      36,650
Options issued for public
relations services                                                                           26,650                      26,650
Conversion of debentures                                          379,000          379    1,894,621                   1,895,000
Options issued to certain licensors                                                          42,037                      42,037
Net loss                                                                                                (1,949,135)  (1,949,135)
                                      ----------   --------   -----------    ---------   ----------    -----------  -----------

Balances at June 30, 2000                     --         --     5,145,730        5,145    2,046,258     (1,957,251)      94,152
                                                                                                                             --
Options issued to certain licensors                                                          12,126                      12,126
Conversion of accounts payable                                     21,900           22       54,727                      54,749
Conversion of advances payable            16,000         16        18,000           18       84,966                      85,000
Cancellation of shares at par value                              (400,000)        (400)         400                          --
Issuance of preferred stock              200,000        200                                 499,800                     500,000
Conversion of legal fees payable           5,458          5                                  13,640                      13,645
Issuance of common stock at $3.00
per share, net of issuing costs                                   110,000          110      284,200                     284,310
Change in issuance of common stock
from $3.00 to $1.50 per share                                     110,000          110         (110)                         --
Stock options - certain licensors                                                            36,378                      36,378
Stock options - employee                                                                    150,000                     150,000
Issuance of common stock for
public relations services                                         190,000          190      379,810                     380,000
Stock options for consulting services                                                       267,400                     267,400
Transfer of 30,000 shares of
common stock by stockholders for
public relations services                                                                    60,000                      60,000
Issuance of common stock at $1.50
per share, net of issuance costs                                  293,333          294      381,757                     382,051
Warrants issued for investment
banking services                                                                            905,000                     905,000
Net loss                                                                                                (3,833,068)  (3,833,068)

                                      ----------   --------   -----------    ---------   ----------    -----------  -----------

Balances at June 30, 2001                221,458        221     5,488,963        5,489    5,176,352     (5,790,319)    (608,257)
                                      ==========   ========   ===========    =========   ==========    ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                    International Cosmetics Marketing Co.

                            Statements of Cash Flows


                                                                                          Year                Year
                                                                                         Ended               Ended
                                                                                        June 30,            June 30,
                                                                                          2001                2000
                                                                                      -----------         -----------
Cash Flows From Operating Activities:
    Net loss                                                                          $(3,833,068)        $(1,949,135)
    Adjustments to reconcile net loss to net cash used
      in operations:
        Loss on disposal of fixed assets                                                  184,878               1,247
        Depreciation expense                                                               30,822              17,143
        License amortization expense                                                       13,906              11,589
        Provision for inventory obsolescence                                              355,955             319,977
        Stock, stock options and warrants issued to licensors and
          others for services                                                           1,812,988             123,253
        Changes in operating assets and liabilities:
            Receivables                                                                    44,351             (58,351)
            Inventory                                                                     (78,928)           (819,594)
            Deposits for inventory purchases                                              (54,890)            (25,245)
            Deposits for services                                                          58,342            (126,899)
            Prepaid expenses and other current assets                                      25,087             (42,985)
            Accounts payable                                                              (34,735)            607,775
            Payable to related parties                                                    165,201              42,000
            Accrued liabilities                                                           (68,129)            117,687
                                                                                      -----------         -----------

                Net cash used in operating activities                                  (1,378,220)         (1,781,538)

Cash Flows From Investing Activities:
    Purchase of office furniture and equipment                                           (203,293)           (114,590)
    License agreement                                                                          --            (200,000)
                                                                                      -----------         -----------

                Net cash used in investing activities                                    (203,293)           (314,590)

Cash Flows from Financing Activities:
    Advances payable to stockholders                                                           --             100,417
     Proceeds from issuance of notes payable to stockholder                               500,000                  --
     Proceeds from issuance of common stock, net of issuance costs                        666,360                  --
    Proceeds from issuance of preferred stock                                             500,000                  --
     Proceeds from ssuance of convertible debentures                                           --           2,000,000
                                                                                      -----------         -----------

                Net cash provided by financing activities                               1,666,360           2,100,417

                Net increase in cash                                                       84,847               4,289

Cash, beginning of period                                                                   4,739                 450
                                                                                      -----------         -----------

Cash, end of period                                                                   $    89,586         $     4,739
                                                                                      ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                    International Cosmetics Marketing Co.

                            Statements of Cash Flows

                                                                                                Year              Year
                                                                                               Ended             Ended
                                                                                              June 30,          June 30,
                                                                                               2001              2000
                                                                                             ---------          ---------
Supplemental disclosure of cash flow information:
    Interest paid                                                                            $   2,759          $      --
    Income taxes paid                                                                        $      --          $      --

Supplemental Disclosure of Noncash Investing and Financing
Activities for the year ended June 30, 2001:
    Warrants issued for investment banking services valued at $905,000
    Stock options issued for consulting services valued at $267,400
    190,000 shares of common stock issued for public relations services valued at $2.00 per share
    30,000 shares of common stock of certain shareholders transferred for public relations services valued at $2.00 per share
    Options of certain licensors valued at $48,504
    Call options granted on previously issued options to employee valued at $150,000
    21,900 shares of common stock issued for accounts payable at
        $2.50 per share
    18,000 shares of common stock issued for advance payable to related parties at $2.50 per share
    400,000 shares of common stock previously issued conditionally cancelled at par value
    5,458 shares of preferred stock issued for legal fees payable at
        $2.50 per share
    16,000 shares of preferred stock issued for conversion of advance payable to related parties at $2.50 per share

Supplemental Disclosure of Noncash Investing and Financing
Activities for the year ended June 30, 2000:
    4,000,000 shares cancelled at par value
    900,000 shares of common stock issued in acquisition of license agreement valued at $22,500
    28,200 shares of common stock issued for legal services valued at $10,000
    400,000 shares of common stock issued conditionally for
        consulting services valued at $10,000
    18,800 shares of common stock cancelled at par value
    7,330 shares of common stock issued to distributors at $5.00 per share
    5,000 options issued for public relations services at $5.50 per share
    379,000 shares issued for conversion of debentures at $5.00 per share
    Options issued to certain licensors value at $42,037





   The accompanying notes are an integral part of these financial statements.

                      INTERNATIONAL COSMETICS MARKETING CO.
                          NOTES TO FINANCIAL STATEMENTS


1. - THE COMPANY
----------------

International Cosmetics Marketing Co. (the "Company"), d/b/a Beverly Sassoon & Co., has the exclusive worldwide rights to use the names and likenesses of Beverly Sassoon and Elan Sassoon.

The Company commenced operations in late 1999 to develop and distribute a variety of skin care and nutritional products branded with the Beverly Sassoon and Elan Sassoon names. Following the initial test phase from December 1999 through February 2001 using a network marketing method of distribution, the Company developed products for retail distribution. In the fourth quarter, the Company received initial orders from Target Corporation for a line of seven skin care products for delivery starting in July 2001.

In August 1999, the Company changed its name from CindyCo, Inc. to International Cosmetics Marketing Co. On November 29, 1999, the Board of Directors retroactively approved a change in the Company's fiscal year end from December 31 to June 30.

The Company prepares its financial statements on the accrual basis of accounting, recognizing income when earned and expenses when incurred.

2. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to change in the near term include reserves for excess and obsolete inventory and sales returns and allowances.

Revenue Recognition
-------------------

The Company recognizes revenue at the time it ships products to customers.

Sales Returns and Allowances
----------------------------

Accruals for sales returns and allowances are based on industry experience and the Company's limited experience to date.

Cash and Cash Equivalents
-------------------------

Cash consists of demand deposits and cash equivalents, which are short term investments with original maturities of 90 days or less. At June 30, 2001 and 2000, the Company had no cash equivalents.

Inventories
-----------

Inventories are recorded at the lower of cost or market. Cost is determined by the average method while market is determined by replacement cost for raw materials and net realizable value for finished goods. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment
----------------------

Property and equipment are recorded on the basis of historical cost. Depreciation of equipment is computed using the straight-line method over the assets' estimated useful lives, ranging from 3 years to 5 years. Gain or loss on disposition of assets is recognized currently. Repairs and maintenance are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Intangible Assets
-----------------

Intangible assets include a license agreement that was acquired with cash and common stock. The license agreement is being amortized on the straight-line basis over 16 years.

Advertising Expense
-------------------

Advertising expense is recognized as incurred. The Company had no advertising expense in the years ended June 30, 2001 and 2000.

Stock Based Compensation
------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting of Stock Based Compensation," which is effective for the accompanying financial statements of the Company. SFAS 123 requires extended disclosures of stock based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to apply Accounting Principles Board Opinion No. 25 (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company accounts for its stock based compensation awards to employees under the provisions of APB 25, and will disclose the required pro form effect on net income and earnings per share at such time as options are granted.

The Financial Accounting Standards Board's Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" addresses implementation practice issues in accounting for compensation costs under existing rules prescribed by APB 25. The new rules are applied prospectively to all new awards, modifications to outstanding awards and changes in grantee status after July 1, 2000, with certain exceptions.

Reclassifications
-----------------

Certain reclassifications have been made to the financial statements for the prior year to conform with the presentation of the current year.

Accounting Pronouncements
-------------------------

The Financial Accounting Standards Board ("FASB") has recently issued Statements of Financing Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method and establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. SFAS are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 141 and 142 are not expected to have a material effect on the Company's financial position or results of operations.

In June 2001, the FASB also approved for issuance SFAS 143 "Asset Retirement Obligations." SFAS establishes accounting requirements for obligations associated with tangible long-lived assets. The adoption of SFAS 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.


3. -  SUBSEQUENT EVENTS
-----------------------

Subsequent to June 30, 2001, the Company recognized its first sales to Target Corporation and a retail chain specializing in cosmetics.

In July 2001, the Company issued 6% secured notes payable to a preferred stockholder aggregating $230,000 (see Note 8).

In the period July through September, the Company issued 109,350 shares of common stock for $164,025 ($1.50 per share). In connection with the sale of common stock the Company incurred placement agent fees and expenses of $21,323 and the placement agent has earned five year warrants, exercisable at $1.50 per share, to purchase 10,935 shares of the Company's common stock with certain registration rights with respect to the common stock underlying the warrants (See Note 8).

In September 2001, the Company entered into a Stock Purchase Agreement with a venture capital firm for the sale of 1,000,000 shares of the Company's common stock for $1,500,000 ($1.50 per share) and warrants to purchase 750,000 shares of the Company's common stock. The warrants are exercisable for five years at an exercise price of $2.125 per share. Net proceeds to the Company after placement agent fees and expenses of $195,000 (see Note 8) and legal expenses were approximately $1,275,000. The placement agent also earned five year warrants, exercisable at $1.50 per share, to purchase 100,000 shares of the Company's common stock and exercisable at $2.125 to purchase 75,000 shares of the Company's common stock with registration rights with respect to the common stock underlying the warrants (Note 8). The placement agent fees and expenses and warrants were allocated equally between the placement agent and the venture capital firm. The Company has agreed to file a Registration Statement as promptly as practicable (but in any event within 90 days) and to use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable thereafter. Additionally, the Registration Rights Agreements provides for one demand registration right and certain piggyback registration rights. In connection with this transaction, the Company's major preferred stockholder (see Note13) has agreed to vote his and each transferee of his shares of Common Stock or Preferred Stock to elect a director nominated by the Board on behalf of the venture capital firm. This agreement shall terminate upon the earlier of September 7, 2003 or any event which results in the venture capital firm at any time being the beneficial owner of less than fifty percent of the securities acquired from the Company.

4. - CONCENTRATIONS
-------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and inventory on hand and on order.

The Company maintains its cash in demand deposit accounts that, at times may exceed the Federal Deposit Insurance Corporation limits. These balances are maintained with a high quality institution and the Company has not experienced any losses in such accounts.

As of June 30, 2001, inventory on hand and on order was primarily to fulfill the orders of Target Corporation. The Company currently has a concentration in its suppliers for inventory containers, packing and shipping material, and product fulfillment.

Subsequent to June 30, 2001, substantially all of the Company's sales have been with Target Corporation.

5. - INVENTORIES
----------------

Inventories consist of the following:

Finished goods, net of reserve of $149,910 for excess
quantities and obsolescence                                            $ 26,455
Raw material, principally bottles and containers, net of
reserve of $82,430 for excess and obsolescence                          196,135
                                                                       --------
                                                                       $222,590
                                                                       --------
6. - PROPERTY AND EQUIPMENT

                                                         Estimated
                                                         Useful Life
                                                           Years

Office equipment                                             3         $ 63,582
Office furniture                                             5           43,103
Leasehold improvements                                       4           10,400
                                                                       --------
                                                                        117,085
Less accumulated depreciation and amortization                           47,292
                                                                       --------
                                                                       $ 69,793
                                                                       --------

Loss on disposal of fixed assets aggregated $184,878 and $1,247 in the years ended June 30, 2001 and 2000, respectively. The loss in the year ended June 30, 2001 resulted principally from the Company's changing from distributing its products using network marketing to retail distribution.

7. - COMMITMENTS AND CONTINGENCIES
----------------------------------

Exclusive License Agreement
---------------------------

On August 19, 1999, the Company entered into an exclusive worldwide license agreement with Beverly Sassoon International, LLC (a Florida limited liability company), Beverly Sassoon and Elan Sassoon. The agreement was modified on October 13, 2000 and amended in March 28, 2001. The agreement was modified in October 2000 and amended in March 2001. The agreement grants the Company the rights to utilize Ms Sassoon's and Mr. Sassoon's names and likenesses with the manufacturing and promotion of products, except for hair care products (as defined). The term of this Exclusive License Agreement is 99 years, with a 99-year renewal at the Company's option.

The Company retains full control over the manufacturing, development and marketing of the Company's products. Ms. Sassoon and Mr. Sassoon, through Beverly Sassoon International, LLC will consult with the Company in connection with product development and marketing. As consideration for the rights granted under this agreement, Beverly Sassoon International, LLC was paid $200,000, including $50,000 for certain expenses and was issued 900,000 shares of the Company's common stock and options were granted to Beverly Sassoon, Elan Sassoon and a related company to purchase 4,850,000 shares of the Company's common stock (see Note 10).

Under the amended agreement, the Company pays Beverly Sassoon International, LLC a royalty which is the greater of (i) $68,250 for each fiscal quarter in six equal installments on the 1st and 15th of each month or (ii) a payment within 5 days after the Company files its quarterly and annual financial statements with the U. S. Securities and Exchange Commission equal to (A) 2% of estimated annual gross revenue (as defined) up to $22,500,000, plus (B) 1.25% of estimated annual gross revenues from $22,500,000 up to $45,000,000, plus (C) .75% of estimated annual gross revenues exceeding $45,000,000. Notwithstanding the foregoing the minimum payment shall be automatically increased to $75,000 for each fiscal quarter in which the Company reports net income before depreciation and income taxes. Under the amended agreement, the royalty payment termination date of August 19, 2001 was changed to the period of the Exclusive License Agreement.

As of June 30, 2001, no amounts were owed under the Agreement. As of June 30, 2000, $42,000 was owed under the agreement of which $24,750 was forgiven in the year ending June 30, 2001.

Leases
------

The Company has certain non-cancelable operating leases for office space and office equipment. Rent expense was $95,948 and $56,195 for the years ending June 30, 2001 and 2000, respectively. Future minimum lease commitments under these leases at June 30, 2001 are as follows:

Fiscal years ending June 30,
    2002                                         $ 72,877
    2003                                           74,589
    2004                                           75,391
    2005                                           28,101
                                                 --------
Total minimum lease payments                     $250,958
                                                 --------

Employment Contracts
--------------------

At June 30, 2001, the Company has employment contracts with its two officers that expire in August 2002 and April 2004 for annual base compensation aggregating up to $230,000.

Contingencies
-------------

Contingencies - On November 7, 2000, a lawsuit was filed against the Company, its licensors (Beverly Sassoon International, LLC ("BSI") and Beverly Sassoon), and others. The complaint alleges, among other things, that the Company is a successor in interest to BSI and that BSI and other defendants fraudulently induced an elderly investor to loan $150,000 to BSI prior to the time of the Company's license agreement or association with BSI, Beverly Sassoon and Elan Sassoon. Damages in excess of $150,000 and punitive damages are being sought. The Company denies all liability related to the plaintiff's claims, and the Company intends to continue defending itself vigorously. In August 2001, the Company filed a Motion for Summary Judgment or alternatively Summary Adjudication that is pending hearing. Discovery is in progress and the case is set for trial in October 2001. No provision for loss regarding these claims has been recorded in the accompanying financial statements.

8. - RELATED PARTIES
--------------------

In December 2000 the Company's primary preferred stockholder loaned the Company $50,000 pursuant to a 6% unsecured demand note. In the six months ended June 30, 2001, this stockholder loaned the Company $450,000 pursuant to a series of 6% demand notes under a security agreement. Under the security agreement, the notes are secured by all assets of the Company. See Note 3 for additional borrowings subsequent to June 30, 2001.

In November 2000, Ms. Beverly Sassoon, Mr. Elan Sassoon, and Capital Distribution, LLC, a company controlled by Beverly Sassoon and Elan Sassoon, granted call options to the Chief Executive Officer and three employees hired by the Company on options the Company had previously granted to Capitol Distribution, LLC. The call options were for 550,000 shares of the Company's common stock at $1.50 per share. Upon the Company's change from distributing its products using network marketing to retail distribution and the resignation of the Chief Executive Officer and the three employees in the quarter ended March 31, 2001, the call options were cancelled except for options for 40,000 shares of the Company's common stock. Expense of $150,000 was recorded for these options and added to additional paid-in capital. The call options are exercisable for the period through March 15, 2004. The Company has granted registration rights for the call options in certain public offerings of its equity securities. The Company is not required to file a registration statement registering the call option shares if the call option shares may be sold pursuant to Rule 144 of the Securities Exchange Act.

In October 2000, the Company entered into a consulting agreement for financial advisory and investment banking services with an NASD broker dealer as summarized in Note 14. The Company's secured note holder (see above) and primary convertible preferred shareholder (see Note 13) is a stockholder of the Company and president of the broker dealer. Under this agreement, consulting expense of $90,000 was incurred and remains payable at June 30, 2001. Additionally, under the agreement, the Company issued five year cashless exercise warrants to the broker dealer to purchase 250,000 shares of the Company's common stock at an exercise price of $1.50 per share (as adjusted) for which the broker dealer was granted registration rights with respect to the common stock underlying such warrants. Investment banking expense of $895,000 was recorded for these warrants and added to additional paid-in capital. In November 2000 and April 2001, the Company entered into a Placement Agent Agreements with the broker dealer in connection with sale of stock. Under the agreement, the Company pays a fee equal to ten percent of the price of each share sold by or through the placement agent and an expense allowance equal to three percent of the gross proceeds of stock sold. In connection with shares of common stock sold for $770,000, the Company incurred fees and expenses to the placement agent of $100,100 which have been charged against additional paid-in capital. At June 30, 2001, placement agent fees and expenses of $40,100 remain payable. Under the Placement Agent Agreements, the broker dealer also earned five year cashless exercise warrants to purchase 51,333 shares of the Company's common stock at an exercise price of $1.50 per share. The Company granted registration rights with respect to the common stock underlying such warrants.

Commissions of $72,034 and $95,585 in the years ended June 30, 2001 and 2000, respectively, were paid to business associates of the Company who are immediate family members of the Company's former president. Commissions of $9,881 and $10,925 in the years ended June 30, 2001 and 2000, respectively were paid to Capital Distributors, LLC, an entity controlled by Beverly Sassoon and Elan Sassoon. These commissions were terminated with the Company's change from distributing its products using network marketing to retail distribution.

Legal fees of $81,909 and $64,564 in the years ended June 30, 2001 and 2000 were incurred with a law firm which firm and certain of its principals are stockholders of the Company. In October 2000, $13,645 of these legal fees were converted to convertible preferred stock (see Note 13). In the year ended June 30, 2001, principals of the law firm transferred 30,000 shares of common stock of the Company to a public relations firm providing services to the Company. Public relations expense of $60,000 was recorded for these shares and added to additional paid-in capital.

During the year ended June 30, 2000, the Company received advances from three stockholders or affiliates of the stockholders aggregating $100,417. In June 2000, one of these advances for $45,000 was converted into the Company's common stock at $2.50 per share. In October 2000, an advance of $40,000 was converted into convertible preferred stock (see Note 13). At June 30, 2001, $15,417 of the advances remain payable.

Effective June 30, 2000, a verbal consulting agreement with a stockholder and a related business associate agreement were terminated. Consulting fees of $34,000 and commissions of $7,433 were paid under these agreements in the year ending June 30, 2000. Liabilities aggregating $54,749 under these agreements were converted to 39,900 shares of the Company's common stock at $2.50 per share and consulting fees payable of $51,000 were forgiven effective June 30, 2000. In the year ended June 30, 2000, a supplier to the Company paid a royalty of $47,877 to a company whose president is a stockholder of the Company.

In September 2000, consulting agreements with two companies affiliated with a stockholder, were terminated. The 400,000 shares of the Company's common stock conditionally issued to these entities in the year ending June 30, 2000 were returned to the Company and cancelled in September 2000.

9. - INCOME TAXES
-----------------

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting For Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets for temporary differences, operating loss carry-forwards, and tax credit carry-forwards.

A temporary difference is a difference between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the asset is recovered or the liability is settled. Deferred taxes represent the future tax return consequences of these differences.

The Company has not recognized any benefit of such net operating loss carry-forwards in the accompanying financial statements in accordance with the provisions of SFAS No. 109 as the realization of this deferred tax benefit is not more likely than not. A 100% valuation allowance has been recognized to offset the entire effect of the Company's net deferred tax assets.

The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using the 34% federal and 5.5% state income tax rates.

                                                        2001            2000
                                                    -----------      ----------
Taxes currently payable                             $        --      $       --
Deferred income tax benefit                           1,420,393         682,672
Deferred income tax benefit                          (1,420,393)       (682,672)
                                                    -----------      ----------

Provision (benefit) for income taxes                $        --      $       --
                                                    -----------      ----------

Reconciliation of the Federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                                        2001            2000
                                                   ------------      ----------

Benefit computed at the statutory rate (34%)       $ (1,303,243)     $ (430,998)
Increase (decrease) resulting from
Non-deductible expenses                                  21,991        (175,315)
State income taxes, net of federal income tax
   benefit                                             (139,141)        (76,359)
Reinstatement/change in deferred tax asset
Valuation allowance                                   1,420,393         682,672
                                                   ------------      ----------
Tax provision (benefit)                            $         --      $       --
                                                   ------------      ----------

The components of the deferred tax asset were as follows at June 30:


                                                        2001            2000
                                                   ------------       ---------

Deferred tax assets:
    Net operating loss carryforward                $ 1,255,146       $  489,845
    Stock warrants issued                              340,552               --
    Stock options granted                              330,355           54,170
    Other                                              177,800          144,657
                                                   ------------      ----------
            Total deferred tax asset                 2,103,853          682,672
                                                   ------------      ----------

Deferred tax liabilities:
    Other                                                 (789)              --
            Total deferred tax liabilities                (789)              --
                                                   ------------      ----------

         Net deferred tax asset                      2,103,064          682,672
                                                   ------------      ----------
Valuation allowance:
    Beginning of year                                 (682,672)              --
    Decrease (increase) during year                 (1,420,392)        (682,672)
         Ending balance                             (2,103,064)        (682,672)
                                                   ------------      ----------
         Net deferred taxes                        $        --       $       --
                                                   ------------      ----------

As of June 30, 2001, the Company's net operating loss carry-forwards approximating $1,220,000 and $2,112,000 which expire principally in 2020 and 2021.

10. - STOCK OPTIONS AND WARRANTS
--------------------------------

Stock Options
-------------

The Company has a stock option plan entitled the 1997 Stock Option Plan under which 1,000,000 shares of common stock have been reserved for issuance pursuant to options granted under the plan. The Plan provides for the award of options, which may be either incentive stock options (ISO's) within the meaning of the Internal Revenue Code or non-qualified options (NQO's) which are not subject to special tax treatment. The Plan is administered by the board of directors. Subject to certain restrictions, the board of directors is authorized to designate the number of shares to be covered by each award, the terms of the award, the dates on which and the rates at which options or other awards may be exercised, the method of payment and other terms.

The exercise price for ISO's cannot be less than the fair market value of the stock subject to the option on the grant date. The exercise price of a NQO shall be fixed by the board of directors at whatever price the board may determine in good faith. Options issued under the Plan for the years ended June 30, 2001 and 2000 are exercisable at $1.50 and $2.50 per share, respectively. Options under the Plan generally vest over 3 years and are generally exercisable over 5 years while the individual is an employee, or ordinarily within one month following termination of employment.

In addition to options issued under the 1997 Stock Option Plan, the Company has issued additional options as follows:

         In an agreement of August 19, 1999, as modified in October 2000 and as amended in March 2001 Beverly Sassoon, Elan Sassoon and/or Capital Distributors, LLC, a Florida limited liability company controlled by Beverly Sassoon and Elan Sassoon, were granted options to purchase 4,850,000 shares of the Company's common stock. The options are cashless exercisable at $.001 for the period August 19, 2001 through August 19, 2019 in the following quantities: 1) 2,250,000 shares for Beverly Sassoon, 2) 2,000,000 shares for Elan Sassoon, and 3) 600,000 shares for Capital Distributors, LLC. The Company recognized expense of $48,504 and $42,037 relating to these options in the years ending June 30, 2001 and 2000, respectively. The Company granted registration rights with respect to the common stock underlying the options. In August 2000, the Company entered into an Indemnification Agreement, which was amended in February 2001, with Beverly Sassoon, Elan Sassoon, and Capital Distributors, LLC whereby the Company may at its sole discretion under certain circumstances elect to cancel options to purchase up to 200,000 shares of the Company's common stock. Also in February 2001, Capital Distributors, LLC assigned options exercisable at $.01 per share for 250,000 shares of the Company's common stock to a former member of Beverly Sassoon International, LLC. In September 2001, these 250,000 options were sold to a venture capital firm that invested in the Company (see Note 3). In March 2001, Capital Distributors, LLC assigned options exercisable at $1.50 per share for 40,000 shares of the Company's common stock for the period through March 14, 2004 to a former executive of the Company (see Note 8).

         In April 2001, the Company granted options to two individuals for referral and consulting services to purchase 140,000 shares of the Company's common stock at $1.50 per share for the period through March 31, 2004 with registration rights with respect to the common stock underlying the options. Consulting expense of $267,400 was recorded for these options and added to additional paid-in capital.

         In May 2000, the Company entered into an agreement with a public relations firm under which the Company granted options for 5,000 shares of stock in the year ended June 30, 2000 and recognized public relations expense of $26,650. In the year ended June 30, 2001, the agreement was terminated and the options expired.

A summary of the Company's stock options activity is as follows:

                                                  Number of   Weighted Average
                                                   Shares      Exercise Price
                                                 ----------    --------------

Options outstanding at June 30, 1999:
         Options granted                          5,320.334       $   .22
         Options exercised                               --            --
         Options forfeited                         (100,000)         2.50
                                                 ----------       -------

Options outstanding at June 30, 2000:             5,220,334           .18
         Options granted                            325,000          1.50
         Options exercised                               --            --
         Options forfeited                         (276,167)         2.59
                                                 ----------

Options outstanding at June 30, 2001              5,269,167       $   .14
                                                 ----------       -------
Options outstanding at June 30, 2001:

                                       Weighted-Average
                         Number            Remaining          Weighted-Average
Exercise Price       Outstanding        Contractual Life       Exercise Price
--------------       -----------        ---------------        --------------

$.001                4,850,000               18.13                 $  .001
$1.50                  325,000                5.98                 $ 1.500
$2.50                   94,167                3.84                 $ 2.500

Options exercisable at June 30, 2001:

                        Number                                Weighted-Average
                     Outstanding                               Exercise Price
                     -----------                               --------------
                       237,361                                     $  1.76

Additionally, an officer of the Company is to be granted an additional 60,000 options to purchase, subject to certain restrictions, shares of the Company's common stock at fair market value at the date of grant.

SFAS 123 requires "as adjusted" information regarding net income (loss) and net income (loss) per share to be disclosed. The fair value of these options was determined at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended June 30, 2001 and 2000.

                                                     2001             2000
                                                 -----------       -----------
         Expected dividend yield                    0.00%              0.00%
         Calculated volatility                      1.31               4.28
         Risk-free interest rate                    5.85%              5.85%
         Expected life of the options in years      6.88               3.00

The estimated fair value of the options is amortized to expense over the options' vesting period for "as adjusted" disclosure. The net income (loss) per share "as adjusted" for the effects of SFAS 123 is not indicative of the effects on reported net income (loss) for future years. The Company's reported "as adjusted" information for the years ended June 30, 2001 and 2000 are as follows:

                                                     2001             2000
                                                 -----------       -----------
         Net loss                                $(3,833,068)      $(1,949,135)
         As adjusted                             $(3,895,267)      $(1,977,258)

         Net loss per share as reported - basic  $      (.76)      $      (.38)
         Net loss per share as adjusted - basic  $      (.77)      $      (.39)

Warrants
--------

During the year ended June 30, 2001, the Company issued warrants which remain outstanding at June 30, 2001 as follows:

         Cashless exercise warrants expiring October 12, 2005 to purchase 250,000 shares of the Company's common stock at $1.50 per share (as adjusted) with registration rights with respect to the common stock underlying the warrants (see Note 14). The Company recognized expense of $905,000 relating to these options in the year ending June 30, 2001.

         Warrants expiring January 30, 2006 to purchase 22,000 shares and warrants expiring September 30, 2006 to purchase 29,333 of the Company's common stock at $1.50 per share with registration rights with respect to the common stock underlying the warrants (see Note 8). The resulting expense has been recorded as the cost of capital in additional-in capital.

11. - ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------------

The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement on Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2001. Since the reported fair values of financial instruments are based on a variety of factors that may not represent actual values that could have been realized as of June 30, 2001 or that will be realized in the future.

The respective carrying value of certain on-balance sheet financial instruments (cash, accounts receivable, 6% demand notes payable, accounts payable, and accrued expenses) approximated their fair values. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the long term 0% convertible debentures payable of $105,000 is estimated to be $120,000 at June 30, 2001.

12. - CONVERTIBLE DEBENTURES
----------------------------

During the year ended June 30, 2000, the Company issued 0% convertible debentures to an individual aggregating $2,000,000. In June 2000, the debenture holder converted $1,895,000 of the debentures to 379,000 shares of the Company's common stock at $5.00 per share. If the outstanding debenture of $105,000 at June 30, 2001 and 2000 is not converted by the debenture holder or paid by the Company on or before October 26, 2002, the debenture shall be automatically converted. The debenture provides for adjustment of the conversion price for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities.

Similar to the restrictive provisions of the convertible preferred stock discussed in Note 13, the debentures contain restrictive provisions that significantly limit the authority of the officers and the Board of Directors of the Company.

13. - ISSUANCE OF CONVERTIBLE PREFERRED STOCK AND CHANGE IN
-----------------------------------------------------------
CONTROL OF THE COMPANY
----------------------

On September 27, 2000, the Company entered into a stock purchase agreement with related parties to issue 221,458 shares of Series A Convertible Preferred Stock at a stated value of $2.50 per share. For 200,000 of the shares, the Company received $500,000 from a son of the debenture holder (see Note 12). An advance payable of $40,000 at June 30, 2000 was converted for 16,000 of the shares and legal fees payable of $13,645 were converted for 5,458 of the shares. This preferred stock is convertible into the Company's common stock at $1.50 per share (as adjusted). The stock purchase agreement provides for adjustment of the conversion price for any stock splits, stock dividends, corporate reorganizations and certain other corporate transactions and issuance of securities. The stock purchase agreement provides the purchasers of the preferred stock certain registration rights. The preferred stock includes no dividend.

The preferred stock entitles each such stockholder to seventy-five (75) votes for each one (1) vote of common stock, and shall be entitled to vote together as a single class with holders of common stock, with respect to any question or matter which holders of common stock have the right to vote. The preferred stock also entitles the holders thereof to vote as a separate class.

The stock purchase agreement also requires the Company to obtain the written approval of the holders of at least a majority of the voting power of the outstanding shares of preferred stock for the following: 1) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is transferred or disposed of, 2) alter or change the rights, preferences or privileges of the preferred stock, 3) increase or decrease the total number of authorized shares of the preferred stock, 4) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the preferred stock, 5) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any security of the Company, 6) amend the Company's Articles of Incorporation or bylaws, 7) change the authorized number of directors of the Company's board of directors, 8) declare, order or pay any dividends on any class of securities, 9) adjust the salary of executive officers, directors, executive level independent contractors and key employees of the Company, 10) make any capital expenditures in excess of $15,000, 11) issue new shares of capital, 12) enter into or approve any agreement or contract for the purchase of goods, services or other items between the Company, a shareholder or a member of shareholder's immediate family, or 13) make certain commission payments in excess of $15,000.

The preferred stock is not redeemable without the prior express written consent of the holders of a majority of the voting power of all then outstanding shares of the preferred stock. Notwithstanding the foregoing, in the event the holders of the preferred stock have not converted with preferred stock into common stock of the Company by September 30, 2005, the Company shall have the option to redeem the preferred stock at a price of $7.50 per share.

14. - FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES CONSULTING CONTRACT
----------------------------------------------------------------------------

On October 13, 2000, the Company entered into a consulting agreement for financial advisory and investment banking services with an NASD broker dealer. Certain principals of the broker dealer are stockholders of the Company, including the primary convertible preferred shareholder (see Note 13). The agreement provides a monthly consulting fee of $10,000 plus five year "cashless exercise" warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $1.50 (as adjusted) for which the broker dealer will have registration rights with respect to the common stock underlying the warrants.

Additionally, the agreement provides for payment of a transaction fee equal to
1) 5% of the consideration up to $3,000,000, plus 2) 3% of the consideration from and including $3,000,000 up to $5,000,000, plus 3) 1% of the consideration including and in excess of $5,000,000. In addition to the consulting fee and transaction fee, the agreement provides for payment of an alternate transaction fee subject to a minimum of $25,000 and 1) in connection with any equity securities financing in a public offering, a fee to be agreed upon by the Company and the broker dealer; 2) in connection with any equity securities financing in a private placement, a) a cash fee equal to 10% of the gross proceeds raised, plus b) a non-accountable expense fee equal to 3% of the offering price of the securities sold, plus c) the broker dealer shall have the right to purchase, for $.01 each, "cashless exercise" warrants to purchase common stock equal to 10% of the number of shares of common stock sold in equity securities financing. The warrants will have a term of five years and have an exercise price of 100% of the per share price (or conversion price of the securities, if applicable) at which the investors invested in connection with the equity securities financing and will be transferable to the broker dealer's employees and affiliates. The broker dealer shall also be granted registration rights with respect to the common stock underlying such warrants which will include at least one demand registration right at the Company's cost and an unlimited number of piggyback registration rights; 3) in connection with any debt securities financing, such amount as shall be agreed upon by the Company and the broker dealer; 4) in connection with any bank financing that is consummated prior to termination of this agreement in which the broker dealer acts as arranger, the Company shall pay the broker dealer aggregate arrangement fees in an amount to be agreed upon, payable on the date of execution of definitive documentation with respect thereto, which fee shall be in addition to any fee payable to any affiliate of the broker dealer that may act as agent or a member of a lending syndicate or otherwise as a participant in any such bank financing.

The term of this agreement is for the three years ending October 12, 2003 and is renewable by mutual consent. This agreement may not be terminated by either party during the first 12 months. If within the first twelve (12) months, the Company completes a financing as a result of which it receives gross proceeds of $1,000,000 or more (the "initial Financing"), the Company may not terminate this agreement prior to the expiration of the term. If the Company does not complete the Initial Financing, either party may terminate this agreement by giving the other party at least thirty (30) days written notice of termination, at which time the Company shall pay the broker dealer all fees earned and all reasonable expenses.

The agreement provides that the Company agrees to retain the broker dealer on an exclusive basis in connection with a possible transaction, alternate transaction or financing for the term of the agreement.

15. - ADJUSTMENTS TO PRIOR INTERIM PERIODS
------------------------------------------

In the fourth quarter, the Company made adjustments to prior interim quarters of the year ending June 30, 2001 as follows:

                                                 December 31        March 31
                                                 -----------        --------

Overstatement (understatement) of expense
related to valuation of stock options and
warrants utilizing the Black-Shoals option
pricing model                                    $19,074,873        $(12,126)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by International Cosmetics Marketing in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee...................................       $ 1,217
Legal Fees and Expenses*..........................................        25,000
Accounting Fees and Expenses*.....................................         5,000
Financial Printing*...............................................         2,500
Transfer Agent Fees*..............................................           500
Blue Sky Fees and Expenses*.......................................             0
Miscellaneous*....................................................           783
                                                                         -------
          TOTAL...................................................       $35,000
                                                                         =======

* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Between October 1998 and January 1999, we sold an aggregate of 18,800 shares of our common stock to certain accredited or otherwise sophisticated investors with whom we had pre-existing relationships and who had access to relevant information concerning our company in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of Regulation D of that act. We received gross proceeds of $470 in this transaction. We paid no commissions or underwriting discounts in this transaction. No general solicitation or advertising was used in connection with this transaction, and the stock certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In August 1999, we issued 900,000 shares of our common stock to Beverly Sassoon International, LLC in connection with the exclusive license agreement between us, Beverly Sassoon, Elan Sassoon and Beverly Sassoon International, LLC. The shares were issued in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) of that act. Beverly Sassoon International, LLC had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment in International Cosmetics Marketing, and was, therefore, a sophisticated investor at the time of issuance. The stock certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between August 1999 and March 2000, we issued an aggregate of $2,000,000 of 0% convertible debentures to an accredited investor in a private transaction exempt from registration statement under the Securities Act in reliance on Section 4(2) of that act. We paid no commissions or underwriting discounts in this transaction. No general solicitation or advertising was used in connection with this transaction, and the debentures that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. In June 2000, we issued 379,000 shares of our common stock to the debenture holder upon his conversion an aggregate of $1,895,000 principal amount of the debentures according to their terms, and the stock certificates that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         In September 2000, we sold 200,000 shares of our Series A Convertible Preferred Stock to Nico P. Pronk, a member of our board of directors, for a purchase price of $2.50 per share resulting in aggregate gross proceeds to us of $500,000. We paid no commissions or underwriting discounts in this transaction. No general solicitation or advertising was used in connection with this transaction, and the stock certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Contemporaneously, we issued a law firm 5,458 shares of our Series A Convertible Preferred Stock in satisfaction of $13,645 we owed that firm for legal services rendered to us, and we issued 16,000 shares of our Series A Convertible Preferred Stock and 18,000 shares of our common stock to an affiliate of the law firm in satisfaction of cash advances made to us during fiscal 2000 by three stockholders or affiliates of the stockholders of the law firm aggregating $95,000. The law firm and its affiliates are all accredited investors, the shares were issued by us in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) of such act, and the stock certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         Between April 2001 and September 2001, we issued 402,683 shares of our common stock at $1.50 per share in a private placement exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Regulation D of such act. We received gross proceeds of $604,025 in these sales. No general solicitation or advertising was used in connection with this transaction, and the stock certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers were all accredited investors. We paid Noble International Investments, Inc., which acted as placement agent for us in the transaction, placement agent fees and expenses of $60,402 and we issued the firm a five year warrant to purchase 10,935 shares of our common stock at $1.50 per share as additional compensation.

         On September 7, 2001, we sold 1,000,000 shares of our common stock common stock purchase warrants to purchase 750,000 shares of our common stock to Stanford Venture Capital Holdings, Inc. for an aggregate purchase price of $1,500,000 in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) of that act. The purchaser is an accredited investor. The five year warrants are exercisable at $2.125 per share. Noble International Investments, Inc. and Stanford Group Company, an affiliate of Stanford Venture Capital Holdings, Inc., acted as placement agents in the transaction. We paid compensation of an aggregate of $195,000 in cash and five year placement agent warrants exercisable into an aggregate of 175,000 shares of our common stock, of which 100,000 warrants are exercisable at $1.50 per share and 75,000 warrants are exercisable at $2.125 per share. No general solicitation or advertising was used in connection with this transaction, and the stock certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

         From November 2000 to January 2001, we sold 220,000 shares of our common stock for $1.50 per share in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of Regulation D of that act. We received gross proceeds of $330,000 in these sales. No general solicitation or advertising was used in connection with this transaction, and the stock certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers were all accredited investors. We paid Noble International Investments, Inc., which acted as placement agent for us in the transaction, placement agent fees and expenses of $42,900 and we issued the firm a five year warrant to purchase 22,000 shares of our common stock at $1.50 per share as additional compensation.

         In March 2001, we issued 39,900 shares of our common stock in satisfaction of $54,749 owed by us under a verbal consulting agreement with a stockholder and a related business associate. The recipients of the securities were accredited investors, or had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in International Cosmetics Marketing, and were, therefore, sophisticated investors at the time of issuance. The stock certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                         Description of Document

3.1      Articles of Incorporation, as amended (1)(2)
3.2      By-Laws(1)
4.1      Option to Purchase Common Stock held by Beverly Sassoon(1)
4.2      Option to Purchase Common Stock held by Elan Sassoon(1)
4.3      Option to Purchase Common Stock held by Capital Distributors,
         LLC.(1)
4.4      Form of 0% Convertible Debenture (1)
4.5      Form of Common Stock Warrant (1)
5.       Opinion of Atlas Pearlman, P.A. *
10.1 Exclusive License Agreement dated as of August 19, 1999 by and between Beverly Sassoon, Elan Sassoon, Beverly Sassoon International, LLC and International Cosmetics Marketing Co. (1)
10.2 Employment Agreement dated as of August 19, 1999 by and between International Cosmetics Marketing Co. and Sam A.
         Lazar (3)
10.3 Employment Agreement dated as of August 19, 1999 by and between International Cosmetics Marketing Co. and Sonny
         Spoden (1)
10.4     1997 Stock Option Plan (1)
10.5 Office Lease between International Cosmetics Marketing Co. and Brookwood Meridian Partners Ltd. dated September 9, 1999 (1)
10.6 Consulting Agreement dated as of October 13, 2000 by and between International Cosmetics Marketing Co. and Noble International Investments, Inc. (4)

10.7 Security Agreement dated February 6, 2001 by and between International Cosmetics Marketing Co. and Nico P. Pronk (3)
10.8 Secured Promissory Note for $200,000 dated February 6, 2001 by and between International Cosmetics Marketing Co. and Nico P. Pronk (3)
10.9 Secured Promissory Note for $25,000 dated February 28, 2001 by and between International Cosmetics Marketing Co. and Nico P. Pronk (3)
10.10 Secured Promissory Note for $100,000 dated March 12, 2001 by and between International Cosmetics Marketing Co. and Nico P. Pronk (3)
10.11 Secured Promissory Note for $100,000 dated March 28, 2001 by and between International Cosmetics Marketing Co. and Nico P. Pronk (3)
10.12 Secured Promissory Note for $25,000 dated April 12, 2001 by and between International Cosmetics Marketing Co. and Nico P.
         Pronk (3)
10.13 Secured Promissory Note for $80,000 dated July 16, 2001 by and between International Cosmetics Marketing Co. and Nico P.
         Pronk (3)
10.14 Secured Promissory Note for $150,000 dated July 16, 2001 by and between International Cosmetics Marketing Co. and Nico P.
         Pronk (5)
10.15 Secured Promissory Note for $150,000 dated July 27, 2001 by and between International Cosmetics Marketing Co. and Nico P.
         Pronk (5)
10.16    Amendment to Exclusive License Agreement dated March 28,
         2001 by and between International Cosmetics Marketing Co. and Beverly Sassoon, Elan Sassoon, and Beverly Sassoon International, LLC. (3)
10.17 Stock Purchase Agreement dated September 7, 2001 by and between International Cosmetics Marketing Co. and Stanford Venture Capital Holdings, Inc. (7)
10.18 Registration Rights Agreement dated September 7, 2001 by and between International Cosmetics Marketing Co. and Stanford Venture Capital Holdings, Inc., Stanford Group Company, Nico P. Pronk, and Wayne Horne (7)
10.19 Stock Purchase Agreement between International Cosmetics Marketing Co., Nico P. Pronk and two entities unrelated to the Purchaser dated September 27, 2000 (2)
23.1     Consent of Daszkal Bolton Manela Devlin & Co. *
23.2     Consent of Atlas Pearlman, P.A. (included in Exhibit 5)*

*        filed herewith

(1) Incorporated by reference to the registrant's registration statement on Form 10- SB as filed with the Securities and Exchange Commission on October 26, 1999.
(2) Incorporated by reference to the registrant's report on Form 8-K as filed with the Securities and Exchange Commission on October 6, 2000.
(3) Incorporated by reference to the registrant's report on Form 10-QSB as filed with the Securities and Exchange Commission on May 15, 2001.
(4) Incorporated by reference to the registrant's report on Form 10-KSB as filed with the Securities and Exchange Commission on October 23, 2000.
(6) Incorporated by reference to the registrant's report on Form 10-KSB as filed with the Securities and Exchange Commission on October 15, 2001.
(7) Incorporated by reference to the registrant's report on Form 8-K as filed with the Securities and Exchange Commission on October 5, 2001.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on December , 2001.

                               INTERNATIONAL COSMETICS MARKETING CO.

                               By:      /s/ Nico P. Pronk
                                   ---------------------------------------------
                                        Nico P. Pronk, President

                               By:      /s/ Sonny Spoden
                                   ---------------------------------------------
                                        Sonny Spoden, Chief Financial
                                        Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                              Date
         ---------                                   -----                              ----



/s/ Sonny Spoden                            Director, Chief Financial Officer
------------------------------------------- Officer and Principal
Sonny Spoden                                Accounting Officer                  December 6, 2001



/s/ Nico P. Pronk                           Director, President and             December 6, 2001
------------------------------------------- Principal Executive Officer
Nico P. Pronk

EXHIBIT INDEX

Exhibit No.                   Description of Document

5.                   Opinion of Atlas Pearlman, P.A.
23.1                 Consent of Daszkal Bolton Manela Devlin & Co.
23.2                 Consent of Atlas Pearlman, P.A. (included in Exhibit 5)